                                          Pursuant to Rule No. 424(b)5
                                          Registration No. 333-45546
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 18, 2001)

                                  $655,418,000

                         CarMax Auto Owner Trust 2001-1

           $152,254,000                  5.60800% Class A-1 Asset Backed Notes
           $196,625,000                  5.390% Class A-2 Asset Backed Notes
           $178,929,000                  5.490% Class A-3 Asset Backed Notes
           $114,502,000                  5.700% Class A-4 Asset Backed Notes
            $13,108,000                  5.830% Asset Backed Certificates

CarMax Auto Superstores, Inc.
Seller and Servicer
                                                   [Logo of CarMax appears here]

Pooled Auto Securities Shelf LLC
Depositor
                                                     [Logo of MBIA appears here]

                                             Underwriting Discounts        Net Proceeds
                             Price               and Commissions           to Depositor
-------------------------------------------------------------------------------------------------
  Class A-1 Notes  $152,254,000 (100.00000%) $    190,318   (0.125%) $152,063,683 (99.87500%)
-------------------------------------------------------------------------------------------------
  Class A-2 Notes  $196,620,735  (99.99783%) $    393,250   (0.200%) $196,227,485 (99.79783%)
-------------------------------------------------------------------------------------------------
  Class A-3 Notes  $178,901,061  (99.98439%) $    393,644   (0.220%) $178,507,417 (99.76439%)
-------------------------------------------------------------------------------------------------
  Class A-4 Notes  $114,482,524  (99.98299%) $    274,805   (0.240%) $114,207,719 (99.74299%)
-------------------------------------------------------------------------------------------------
  Certificates     $ 13,105,732  (99.98269%) $     49,155   (0.375%) $ 13,056,577 (99.60769%)
-------------------------------------------------------------------------------------------------
  Total            $655,364,052              $  1,301,172            $654,062,881


   The price of the notes and the certificates will also include accrued interest, if any, from the date of initial issuance. Distributions on the securities will be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning March 15, 2001. The main sources for payment of the securities are a pool of motor vehicle retail installment sale contracts, certain payments under the contracts, monies on deposit in a reserve account and a financial guaranty insurance policy issued by MBIA Insurance Corporation unconditionally guaranteeing timely payment of interest and ultimate payment of principal on the securities, in each case as described herein.

   Consider carefully the Risk Factors beginning on page S-13 in this prospectus supplement and on page 11 of the prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                           Underwriters of the Notes

First Union Securities, Inc.

                   Banc of America Securities LLC

                                                      Morgan Stanley Dean Witter

                        Underwriter of the Certificates

                          First Union Securities, Inc.

          The date of this Prospectus Supplement is January 18, 2001.

                               Table of Contents

                                                                           Page
                                                                           ----
Reading These Documents...................................................  S-4
Summary...................................................................  S-5
Risk Factors.............................................................. S-13
The Trust................................................................. S-19
 Limited Purpose and Limited Assets....................................... S-19
 Capitalization of the Trust.............................................. S-19
The Receivables Pool...................................................... S-20
 Criteria Applicable to Selection of Receivables.......................... S-20
 Characteristics of the Receivables....................................... S-21
 Weighted Average Life of the Securities.................................. S-25
The Seller................................................................ S-30
 General.................................................................. S-30
 CarMax Auto Finance...................................................... S-31
 Underwriting Procedures.................................................. S-32
 Collection Procedures.................................................... S-33
 Physical Damage Insurance................................................ S-34
 Allocation of Payments................................................... S-35
 Delinquency, Credit Loss and Recovery Information........................ S-35
 Delinquency and Credit Loss Trends....................................... S-37
The Depositor............................................................. S-38
Computing Your Portion of the Amount Outstanding on the Securities........ S-38
Maturity and Prepayment Considerations.................................... S-38
 Your Securities May Not Be Repaid on the Final Scheduled Distribution
   Dates.................................................................. S-39
 Prepayments of the Receivables and Required Repurchases ................. S-39
 Risks of Slower or Faster Repayments..................................... S-39
Description of the Notes.................................................. S-39
 Note Registration........................................................ S-40
 Payments of Interest..................................................... S-40

                                                                            Page
                                                                            ----
 Payments of Principal..................................................... S-41
 Optional Prepayment....................................................... S-42
 The Indenture Trustee..................................................... S-42
Description of the Certificates............................................ S-43
 Certificate Registration.................................................. S-43
 Distributions............................................................. S-43
 Subordination of Certificates............................................. S-44
 Optional Prepayment....................................................... S-44
 The Owner Trustee......................................................... S-44
Application of Available Funds............................................. S-45
 Sources of Funds for Distributions........................................ S-45
 Priority of Distributions................................................. S-45
Description of the Receivables Transfer and Servicing Agreements........... S-47
 Servicing the Receivables................................................. S-47
 Accounts.................................................................. S-48
 Servicing Compensation and Expenses....................................... S-48
 Events of Servicing Termination........................................... S-48
 Certain Matters Regarding the Servicer.................................... S-49
 Rights Upon Event of Servicing Termination................................ S-50
 Right of Insurer to Terminate Servicer.................................... S-50
 Waiver of Past Events of Servicing Termination............................ S-50
 Amendment of the Sale and Servicing Agreement............................. S-51
 Optional Purchase of Receivables.......................................... S-52
 Deposits to the Collection Account........................................ S-52
 Servicer Will Provide Information to Indenture Trustee.................... S-53
 Reserve Account........................................................... S-53
Description of the Insurer................................................. S-54
 MBIA...................................................................... S-54
 MBIA Financial Information................................................ S-55

                                                                            Page
                                                                            ----
 Where You Can Obtain Additional Information About MBIA.................... S-56
 Financial Strength Ratings of MBIA........................................ S-56
Description of the Insurance Policy........................................ S-57
 Other Terms of the Insurance Policy....................................... S-57
Description of the Indenture............................................... S-58
 Events of Default......................................................... S-58
 Rights Upon Event of Default.............................................. S-59
 Waiver of Past Defaults................................................... S-61
 Replacement of Indenture Trustee.......................................... S-61
 Duties of Indenture Trustee............................................... S-61
 Compensation; Indemnification............................................. S-62
 Satisfaction and Discharge of Indenture................................... S-62
 Modification of Indenture................................................. S-63
 Administration Agreement.................................................. S-64
Description of the Trust Agreement......................................... S-64
 Formation of Trust; Issuance of Certificates.............................. S-64

                                                                          Page
                                                                          -----
 Replacement of Owner Trustee............................................  S-64
 Duties of Owner Trustee.................................................  S-64
 Compensation; Indemnification...........................................  S-65
 Termination of Trust....................................................  S-65
 Amendment of Trust Agreement............................................  S-65
 Securities Owned By the Trust, the Depositor, the Seller, the Servicer
   or Their Affiliates ..................................................  S-67
Material Federal Income Tax Consequences.................................  S-67
ERISA Considerations.....................................................  S-67
 The Notes...............................................................  S-67
 The Certificates........................................................  S-68
Underwriting.............................................................  S-68
Legal Opinions...........................................................  S-71
Experts..................................................................  S-71
Glossary of Terms........................................................  S-72
Index to Financial Statements............................................ S-F-1
Annex I--Global Clearance, Settlement and Tax Documentation Procedures... S-I-1

                            Reading These Documents

   We provide information on the Securities in two documents that offer varying levels of detail:

  1. Prospectus--provides general information, some of which may not apply to the Securities.

  2. Prospectus Supplement--provides a summary of the specific terms of the Securities.

   We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the Securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

   You should rely only on information on the Securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

                                    Summary

   The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Terms of the Securities

                             Class A-1        Class A-2         Class A-3         Class A-4
                               Notes            Notes             Notes             Notes         Certificates
                         ----------------- ---------------- ----------------- ----------------- -----------------
Initial Principal
 Amount.................   $152,254,000      $196,625,000     $178,929,000      $114,502,000       $13,108,000
Interest Rate Per
 Annum..................      5.60800%          5.390%            5.490%            5.700%            5.830%
Interest Accrual
 Method.................    actual/360          30/360           30/360            30/360            30/360
Distribution Dates
 (monthly)..............       15th              15th             15th              15th              15th
First Distribution
 Date...................  March 15, 2001    March 15, 2001   March 15, 2001    March 15, 2001    March 15, 2001
Final Scheduled
 Distribution Date...... February 15, 2002 October 15, 2003 December 15, 2004 February 15, 2007 February 15, 2007
Anticipated Ratings
 (Moody's/Standard &
 Poor's)................     P-1/A-1+          Aaa/AAA           Aaa/AAA           Aaa/AAA           Aaa/AAA

The Trust

   The CarMax Auto Owner Trust 2001-1 is governed by an amended and restated trust agreement, dated as of January 1, 2001, between the depositor and the owner trustee. The trust will issue the notes and the certificates and will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of receivables consisting of motor vehicle retail installment sale contracts. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities, except that MBIA Insurance Corporation will issue a financial guaranty insurance policy that will unconditionally and irrevocably guarantee timely payment of interest and ultimate payment of principal on the securities.

   The notes will be non-recourse obligations of, and the certificates will represent beneficial ownership interests in, the trust. The notes and the certificates will not represent interests in or obligations of Pooled Auto Securities Shelf LLC, CarMax Auto Superstores, Inc. or any other person or entity.

Investment in the Securities

   There are material risks associated with an investment in the securities.

   For a discussion of the risk factors that should be considered in deciding whether to purchase any of the securities, see "Risk Factors" in this prospectus supplement and in the prospectus.

Cutoff Date

   The cutoff date is November 30, 2000.

Closing Date

   The trust expects to issue the securities on January 25, 2001.

Seller and Servicer

   CarMax Auto Superstores, Inc. has originated the receivables, will sell the receivables and certain related property to the depositor and will service the receivables on behalf of the trust. CarMax Auto Superstores, Inc.'s principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

Depositor

   Pooled Auto Securities Shelf LLC will transfer the receivables and related property to the trust. Pooled Auto Securities Shelf LLC's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288, and its telephone number is (704) 383-8437.

Owner Trustee

   Wilmington Trust Company will act as trustee of the trust.

Indenture Trustee

   Bankers Trust Company will act as trustee with respect to the notes.

Distribution Dates

   The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day). The first distribution date will be March 15, 2001.

Record Dates

   On each distribution date, the trust will pay interest and principal to the holders of the securities as of the related record date. The record dates for the securities will be the day immediately preceding each distribution date or, if the notes or the certificates have been issued in fully registered, certificated form, the last business day of the preceding month.

Minimum Denominations

   The securities will be issued in minimum denominations of $1,000 and integral multiples thereof.

Interest Rates

   The trust will pay interest on each class of securities at the rate specified on the cover of this prospectus supplement.

Interest Accrual

   Class A-1 Notes

   "Actual/360", accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

   Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Certificates

   "30/360", accrued from and including the 15th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 15th day of the current month.

   This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

1. the outstanding principal balance of a class of notes or the certificates, as the case may be;

2. the interest rate of that class of notes or the certificates, as the case may be; and

3. (i)in the case of the class A-1 notes:

    the actual number of days in the accrual period divided by 360 and

   (ii) in the case of the other classes of notes and the certificates:

        30 (or, in the case of the first distribution date, 50) divided by 360.

   For a more detailed description of the payment of interest, see "Description of the Notes--Payments of Interest" and "Description of the Certificates-- Distributions".

Priority of Distributions

   From collections on the receivables received during the prior collection period (or since the cutoff date through February 28, 2001 in the case of the first distribution date) and amounts withdrawn from the reserve account and amounts paid by the insurer, the trust will pay the following amounts on each distribution date in the following order of priority:

(1) Servicing Fee--the monthly servicing fee for the preceding collection period plus any overdue monthly servicing fees for previous collection periods will be paid to the servicer.

(2) Note Interest--monthly interest due on each class of notes for that distribution date plus any overdue monthly interest due on that class of notes for previous distribution dates plus interest on any overdue monthly interest payable to that class of notes at the interest rate applicable to that class will be paid to the holders of that class; provided, however, if the amount available to pay the amounts described in this clause (2) is insufficient, interest will be paid pro rata on all classes of the notes based on the interest payable to each class.

(3) Certificate Interest (Before Acceleration of Notes)--monthly interest due on the certificates for that distribution date plus any overdue monthly interest for previous distribution dates plus interest on any overdue monthly interest payable on the certificates at the interest rate applicable to the certificates will be paid to the certificateholders; provided, however, if the notes have been accelerated after an event of default under the indenture, this distribution will instead be made under clause (5).

(4) Monthly Note Principal--an amount equal to the lesser of (a) the principal balance of the notes as of the day preceding such distribution date and (b) the amount necessary to reduce the sum of the principal balance of the notes and certificates as of the day preceding such distribution date to the aggregate principal balance of the receivables as of the last day of the preceding collection period will be applied to pay principal on the notes; provided, however, that the amount payable for any class of notes on the final scheduled distribution date for that class will be the amount necessary to pay that class in full; provided, further, however, if the amount available to pay the amounts described in this clause (4) is insufficient, monthly note principal will be paid pro rata on all classes of the notes based on the outstanding principal amount of each class. In general, principal on the notes will be applied in the following order of priority:

    (i) on the class A-1 notes until they are paid in full;

  (ii)  on the class A-2 notes until they are paid in full;

  (iii) on the class A-3 notes until they are paid in full; and

  (iv)  on the class A-4 notes until they are paid in full.

  If the notes have been accelerated after an event of default under the indenture, monthly note principal will be paid pro rata on all classes of the notes.

(5) Certificate Interest (After Acceleration of Notes)--if the notes have been accelerated after an event of default under the indenture, monthly interest due on the certificates for that distribution date plus any overdue monthly interest for the previous distribution dates plus interest on any overdue monthly interest payable on the certificates at the interest rate applicable to the certificates will be paid to the certificateholders.

(6) Monthly Certificate Principal--an amount equal to the lesser of (a) the principal balance of the certificates as of the day preceding such distribution date and (b) the amount necessary to reduce the principal balance of the certificates as of the day preceding such distribution date to the aggregate principal balance of the receivables as of the last day of the preceding collection period will be applied to pay principal on the certificates; provided, however, that the amount payable on the certificate final scheduled distribution date will be the amount necessary to pay the certificate balance in full.

(7) Insurance Premium--the premium payable under the insurance agreement for that distribution date plus any overdue premiums payable under the insurance agreement for previous distribution dates will be paid to the insurer.

(8) Other Amounts Payable to the Insurer--the aggregate amount of any unreimbursed payments under the insurance policy, to the extent payable to the insurer under the insurance agreement, plus accrued interest on any unreimbursed payments under the insurance policy at the rate provided in the insurance agreement plus any other amounts due to the insurer will be paid to the insurer.

(9) Additional Note Principal--if the notes have been accelerated after an event of default under the indenture, an amount equal to the outstanding principal balance of the notes (after giving effect to all payments of princi-pal on such distribution date) will be paid pro rata on all classes of the notes until they have been paid in full.

(10) Reserve Account Deposit--the amount, if any, necessary to increase the balance of the reserve account up to the required amount will be paid to the reserve account.

(11) Seller--any amounts remaining after the above distributions will be paid to the seller.

   For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, see "Application of Available Funds".

Credit Enhancement

   The credit enhancement for the securities generally will include the following:

   Subordination of Principal and Interest on the Certificates

   Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If the notes have been accelerated after an event of default under the indenture, no payments will be made on the certificates until monthly note principal has been paid to the notes; provided, however, that the indenture trustee will continue to withdraw available amounts from the reserve account and to submit claims under the insurance policy in respect of monthly interest on the certificates following an event of default under the indenture.

   Reserve Account

   On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve account into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay monthly servicing fees to the servicer, to make required payments on the securities and to make required payments to the insurer. The seller will deposit, or will cause to be deposited, $8,192,727.66 in the reserve account on the closing date. On each distribution date, the indenture trustee will deposit in the reserve account, from amounts collected on or in respect of the receivables during the preceding collection period and not used on that distribution date to make required payments to the servicer, the securityholders or the insurer, the amount, if any, by which:

 . the amount required to be on deposit in the reserve account on that distribution date exceeds

 . the amount on deposit in the reserve account on that distribution date.

   On each distribution date, the indenture trustee will withdraw funds from the reserve account, up to the amount on deposit in the reserve account, to the extent needed to make the following payments:

 . to the servicer, the monthly servicing fee for the preceding collection period plus any overdue monthly servicing fees for previous collection periods;

 . to the noteholders, monthly note interest and monthly note principal for that distribution date plus any overdue monthly interest for previous distribution dates plus interest on any overdue monthly interest payable to any class of notes at the interest rate applicable to that class;

 . to the certificateholders, monthly certificate interest and monthly certificate principal for that distribution date plus any overdue monthly interest for previous distribution dates plus interest on any overdue monthly interest payable on the certificates at the interest rate applicable to the certificates; and

 . to the insurer, the monthly insurance premium for that distribution date plus any overdue monthly insurance premiums for previous distribution dates plus the aggregate amount of any unreimbursed payments under the insurance policy, to the extent payable to the insurer under the insurance agreement, plus accrued interest on any unreimbursed payments under the insurance policy at the rate provided in the insurance agreement plus any other amounts due to the insurer.

   The amount required to be on deposit in the reserve account on any distribution date will equal the greater of $6,554,182.13 and an amount equal to 3.00% of the aggregate principal balance of the receivables as of the last day of the preceding collection period. The amount required to be on deposit in the reserve account on any distribution date may be increased if delinquencies or cumulative net losses on the receivables exceed levels specified in the insurance agreement.

   If the amount on deposit in the reserve account on any distribution date exceeds the amount required to be on deposit in the reserve account on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve account on that distribution date, the excess will be paid to the seller. Any amount paid to the seller will no longer be property of the trust.

   For a more detailed description of the deposits to and withdrawals from the reserve account, see "Description of the Receivables Transfer and Servicing Agreements--Reserve Account".

   Insurance Policy

   The insurer will issue a financial guaranty insurance policy for the benefit of the securityholders under which the insurer will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal to the securityholders and the payment of the monthly servicing fee to the servicer. In general, on each distribution date the insurer will pay under the insurance policy the amount, if any, by which:

 . the monthly servicing fee for the preceding collection period plus any overdue monthly servicing fees for previous collection periods plus the monthly interest and monthly principal for that distribution date payable to the securityholders plus any overdue monthly interest for previous distribution dates payable to the securityholders exceeds

 . the funds otherwise available to pay those amounts, including amounts available to be withdrawn from the reserve account.

   All amounts paid under the insurance policy will be deposited in the collection account. The indenture trustee will continue to submit claims under the insurance policy with respect to the notes and the certificates following an event of default under the indenture.

   For a more detailed description of the insurer and the insurance policy, see "Description of the Insurer" and "Description of the Insurance Policy".

Optional Prepayment

   The servicer has the option to purchase the receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon. The trust will apply such payment to the payment of the securities in full.

   It is expected that at the time this purchase option becomes available to the servicer only the class A-4 notes and the certificates will be outstanding.

Final Scheduled Distribution Dates

   The trust is required to pay the entire principal amount of each class of securities, to the extent not previously paid, on the respective final scheduled distribution dates specified above under "Terms of the Securities".

Property of the Trust

   The property of the trust will include the following:

 . a pool of simple interest retail installment sale contracts originated by the seller in the ordinary course of business in connection with the sale of new and used motor vehicles;

 . amounts received on or in respect of the receivables after the cutoff date;

 . security interests in the vehicles financed under the receivables;

 . any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

 . the receivable files;

 . funds on deposit in a collection account, a note distribution account, a certificate distribution account and a reserve account;

 . an unconditional and irrevocable insurance policy issued by the insurer guaranteeing payments of monthly interest and monthly principal on the securities and payments of the monthly servicing fee to the servicer;

 . all rights under the receivables purchase agreement, including the right to cause the seller to repurchase from the depositor receivables affected materially and adversely by breaches of the representations and warranties of the seller made in the receivables purchase agreement;

 . all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties or certain servicing covenants of the servicer made in the sale and servicing agreement; and

 . any and all proceeds relating to the above.

Servicer Compensation

   The trust will pay the servicer a servicing fee on each distribution date for the related collection period equal to 1/12 of 1.00% per annum and the aggregate principal balance of the receivables as of the first day of that collection period (or as of the closing date in the case of the first distribution date).

Ratings

   It is a condition to the issuance of the securities that Moody's and Standard & Poor's respectively rate the:

 . class A-1 notes "P-1/A-1+";

 . class A-2 notes, class A-3 notes and class A-4 notes "Aaa/AAA"; and

 . certificates "Aaa/AAA".

   A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of securities.

Tax Status

   Opinions of Counsel

   In the opinion of Brown & Wood llp, for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to entity level tax for federal income tax purposes.

   Investor Representations

   Notes

     If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

   Certificates

     If you purchase certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.

   Investment Restrictions

   Certificates

     The certificates may not be purchased by persons who are not United States persons for federal income tax purposes.

   If you are considering purchasing certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more details.

ERISA Considerations

   Notes

     The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus. Each employee benefit or other plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

   Certificates

     The certificates may not be acquired by an employee benefit plan, by an individual retirement account or by a person investing on behalf of or with plan assets of such an arrangement. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

   The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

                                  Risk Factors

   You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in the securities.

The insurance policy may not   The insurer will unconditionally guarantee the
be available to assure         payment of monthly interest and monthly
payment of your securities     principal to securityholders on each
                               distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, and the amount on deposit in the reserve account are not sufficient to make that payment. There can be no assurances, however, that the insurer will perform its obligations under the insurance policy. The insurer may not perform its obligations under the insurance policy for a variety of reasons. These reasons include, but are not limited to, the occurrence of an event of bankruptcy, insolvency, receivership or liquidation with respect to the insurer or a dispute as to the basis for a policy claim. If receivable collections and the amount on deposit in the reserve account are not sufficient on any distribution date to pay in full the monthly interest and monthly principal due on that distribution date, and if there is an insurer default under the insurance policy, you will experience payment delays with respect to your securities. If the amount of that insufficiency is not offset by excess receivable payments on subsequent distribution dates, you will experience losses with respect to your securities.

                               See "Description of the Insurer" and
                               "Description of the Insurance Policy" for a further discussion of the insurer and the insurance policy.

The amount on deposit in the   The amount on deposit in the reserve account
reserve account may not be     will be used to fund the payment of monthly
sufficient to assure payment   interest and monthly principal to
of your securities             securityholders on each distribution date if
                               payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make that payment. There can be no assurances, however, that the amount on deposit in the reserve account will be sufficient on any distribution date to assure payment of your securities. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve account and the principal balance of the certificates, the amount on deposit in the reserve account may be less than projected. If receivable payments and the amount on deposit in the reserve account are not sufficient on any distribution date to pay in full the monthly interest and monthly principal due on that distribution date, and if there is an insurer default under the insurance policy, you will experience payment delays with respect to your securities. If the amount of that insufficiency is not offset by excess collections on the receivables on subsequent distribution dates, you will experience losses with respect to your securities.

                               See "Description of the Receivables Transfer and Servicing Agreements--Reserve Account" for a further discussion of the reserve account.

Subordination of the           Distributions of interest and principal on the
certificates to the notes      certificates will be subordinated in priority
increases the risk of the      of payment to interest and principal due on the
certificates not receiving     notes to the extent described in this
full distributions of          prospectus supplement. The certificateholders
interest and principal         will not receive any distributions of interest
                               with respect to a distribution date until the full amount of monthly note interest and, if the notes have been accelerated after an event of default under the indenture, monthly note principal due on such distribution date has been paid. Furthermore, the certificateholders will not receive any distributions of principal until the notes have been paid in full.

A bankruptcy of the seller     The seller will represent and warrant in the
could result in losses or      receivables purchase agreement that the
payment delays with respect    transfer of the receivables from the seller to
to your securities             the depositor is a sale rather than a
                               financing. If the seller were to become the subject of a bankruptcy proceeding, however, the bankruptcy court could conclude that the transfer of the receivables from the seller to the depositor should be characterized as a financing and that the receivables should be included as part of the seller's bankruptcy estate.

                               If a bankruptcy court were to reach this conclusion, you could experience losses or payment delays with respect to your notes or your certificates because:

                               . the trustees would not be permitted to
                                 exercise remedies against the seller on your behalf without the permission of the bankruptcy court;

                               . the bankruptcy court could require the
                                 trustees to accept property in exchange for the receivables that has less value than the receivables or could reduce the amount of collateral held by the trust;

                               . a tax or government lien on property of the
                                 seller that arose before the transfer of the receivables to the depositor could be paid from amounts received on or in respect of the receivables before those amounts were used to make payments on your securities; and

                               . the trustees might not have a perfected
                                 security interest in one or more of the
                                 financed vehicles or amounts collected on or in respect of the receivables held by the seller at the time of the commencement of the bankruptcy proceeding.

                               The seller has taken steps in structuring the transaction described in this prospectus supplement to reduce the risk that a bankruptcy court would conclude that the transfer of the receivables from the seller to the depositor should be characterized as a financing rather than a sale.

                               See "Material Legal Issues Relating to the
                               Receivables-- Certain Bankruptcy
                               Considerations" in the prospectus for a further discussion of the possibility that the transfer of the receivables from the seller to the depositor would be characterized as a financing rather than a sale.

Receivable prepayments could   The receivables can be prepaid in full or in
require you to reinvest your   part at any time by the related obligor without
principal earlier than         penalty. In addition, prepayments can occur as
expected at a lower rate of    a result of rebates of extended warranty
return                         contract costs and insurance premiums,
                               liquidations due to obligor payment defaults, receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and payments made by the seller or the servicer in connection with breaches of representations and warranties in the receivables purchase agreement and sale and servicing agreement, respectively. If prepayments on the receivables are more rapid than expected, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on your securities. The rate of prepayment on the receivables may be influenced by a variety of economic, social, legal and other factors.
                               These factors include, but are not limited to, inflation rates, interest rates offered for other loan products, changes in consumer confidence, changes in employment status and restrictions on transfers of financed vehicles.

                               See "The Receivables Pool--Weighted Average
                               Life of the Securities" for a further
                               discussion of receivable prepayments.

Prepayments and losses on      An event of default under the indenture may
your securities may result     result in payments on the securities being
from an event of default       accelerated. As a result your securities may be
under the indenture            repaid earlier than scheduled, which may
                               require you to reinvest your principal at a lower rate of return.

                               See "Description of the Notes--Payments of Principal--Events of Default" in this prospectus supplement and "The Indenture-- Events of Default" in the prospectus.

You may suffer losses          Because the trust has pledged its property to
because you have limited       the indenture trustee to secure payment on the
control over actions of the    notes, following an event of default under the
trust and conflicts between    indenture, the indenture trustee may, and at
the noteholders and the        the direction of the holders of a specified
certificateholders may occur   percentage of the notes will, take one or more
                               of the actions specified in the indenture relating to the property of the trust, including a sale of the receivables.
                               Furthermore, the holders of a majority of the notes, or the indenture trustee acting on behalf of the noteholders, under certain circumstances, has the right to waive events of servicing termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the certificateholders. The certificateholders will not have the ability to waive events of servicing termination or to remove the servicer until the notes have been paid in full, and the certificateholders may be adversely affected by the determinations made by the holders of a majority of the notes.

                               See "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Rights Upon Event of Servicing Termination" and "--Waiver of Past Events of Servicing Termination" in this prospectus supplement and in the prospectus.

Geographic concentration may   The servicer's records indicate that
result in more risk to you     receivables related to obligors with mailing
                               addresses in the following states constituted more than 10% of the aggregate principal balance of the receivables as of November 30, 2000:

                                                         Percentage of Aggregate
                                                            Principal Balance
                                                         -----------------------
                               Texas...................         22.03%
                               Florida.................         13.58%
                               Georgia.................         13.27%
                               Maryland................         12.66%
                               Illinois................         10.74%

                               Adverse economic conditions or other factors affecting these states in particular could have an especially significant effect on the delinquency, credit loss or repossession experience of the trust.

The failure to make            The amount of principal required to be paid to
principal payments on the      securityholders prior to the final scheduled
securities will generally      distribution date for a class of securities
not result in an event of      generally will be limited to amounts available
default                        for those purposes. Therefore, the failure to
                               repay principal of a class of securities generally will not result in the occurrence of an event of default under the indenture or under the trust agreement, as the case may be, until the final scheduled distribution date for the class of securities.

The insurer will be entitled   If an insurer default shall not have occurred
to exercise the voting and     and be continuing under the insurance policy,
other rights of the            the insurer, rather than the securityholders,
securityholders under the      will be entitled to exercise the voting and
indenture prior to an          other rights of the securityholders under the
insurer default                indenture; provided, however, that the insurer
                               will not be entitled to exercise those rights to amend the indenture in any manner that requires the consent of all noteholders affected by the amendment.

                               See "Description of the Indenture--Modification of Indenture" for a further discussion of the circumstances under which the consent of all noteholders is required for an amendment of the indenture.

The insurer may control the    If an event of default shall have occurred and
declaration and consequences   be continuing under the indenture and an
of an event of default under   insurer default shall not have occurred and be
the indenture                  continuing under the insurance policy, the
                               insurer, rather than the indenture trustee or the noteholders, will control whether the notes are declared immediately due and payable and which rights or remedies under the indenture are exercised following that declaration. The remedies available under the indenture following an event of default include the sale of all or a portion of the property of the trust and the distribution of the sale proceeds to the securityholders in accordance with the indenture. In addition, if an event of default shall have occurred and be continuing under the indenture and an insurer default shall not have occurred and be continuing under the insurance policy, the insurer may elect to prepay the notes or, if the notes have been paid in full, the certificates in whole or in part. If the securities are prepaid through the distribution of sale proceeds or directly by the insurer, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on the securities.

                               See "Description of the Indenture--Rights Upon Event of Default" for a further discussion of default remedies under the indenture.

The securities will not be     The trust will not apply to list the securities
listed on an exchange and      on an exchange or quote them in the automated
this may make it difficult     quotation system of a registered securities
for you to sell your           association. The liquidity of the securities
securities or to obtain your   will therefore likely be less than what it
desired price                  would be in the event that they were so listed
                               or quoted, and there may be no secondary market for the securities. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

                               See "Risk Factors--You may have difficulty selling your securities or obtaining your desired price" in the prospectus.

    Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-72 and the Glossary of Terms on page 88 of the prospectus.

                                   The Trust

Limited Purpose and Limited Assets

   The Depositor formed CarMax Auto Owner Trust 2001-1, a Delaware business trust. The Trust will not engage in any activity other than:

  . acquiring, holding and managing the assets of the Trust, including the Receivables, and the proceeds of those assets;

  . issuing the Securities;

  . making payments on the Securities; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

   If the protection provided to the Noteholders by the subordination of the Certificates and to the Noteholders and the Certificateholders by the Reserve Account and the Insurance Policy is insufficient, the Trust would have to look solely to the obligors on the Receivables and the proceeds from the repossession and sale of the Financed Vehicles which secure Defaulted Receivables. In that event, various factors, such as the Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds which the Trust can distribute to Noteholders and Certificateholders. See "Material Legal Issues Relating to the Receivables" in the prospectus.

   The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed in "Description of the Certificates--The Owner Trustee".

Capitalization of the Trust

   The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

Class A-1 Notes................................................... $152,254,000
Class A-2 Notes...................................................  196,625,000
Class A-3 Notes...................................................  178,929,000
Class A-4 Notes...................................................  114,502,000
Certificates......................................................   13,108,000
Capital Contribution(/1/).........................................        1,000
                                                                   ------------
  Total........................................................... $655,419,000
                                                                   ============

---------------------
(1) See Financial Statements of the Trust on page S-F-1.

                              The Receivables Pool

   The Trust will own a pool of Receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The Receivables will be purchased by the Depositor from the Seller pursuant to the Receivables Purchase Agreement. The Depositor will transfer the Receivables to the Trust on the Closing Date. The trust property will include payments on the Receivables which are made after the Cutoff Date.

Criteria Applicable to Selection of Receivables

   The Receivables were selected from the Seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each
Receivable:

  . is secured by a new or used motor vehicle;

  . had an original Principal Balance of not more than $50,000 and a remaining
    Principal Balance, as of the Cutoff Date, of not less than $500;

  . had an original term to maturity of not more than 72 months and not less than 12 months and a remaining term to maturity, as of the Cutoff Date, of not more than 71 months and not less than 3 months;

  . is a simple interest contract;

  . has a Contract Rate of at least 5% and not more than 25%;

  . provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

  . relates to an obligor who has made at least one payment as of the Cutoff
    Date;

  . was not delinquent by more than 30 days as of the Cutoff Date;

  . is not secured by a Financed Vehicle that has been repossessed as of the Cutoff Date;

  . does not relate to an obligor who was the subject of a bankruptcy proceeding as of the Cutoff Date;

  . is evidenced by only one original document; and

  . was not selected using selection procedures believed by the Seller to be adverse to the Noteholders or the Certificateholders.

Characteristics of the Receivables

   The following tables set forth information with respect to the Receivables as of the Cutoff Date.

                         Composition of the Receivables
                             as of the Cutoff Date

                                     Aggregate Principal                     Weighted
                          Number of   Balance as of the      Original         Average
                         Receivables     Cutoff Date     Principal Balance Contract Rate
                         ----------- ------------------- ----------------- -------------
New Motor Vehicles......    2,671      $ 42,998,122.43    $ 48,692,392.34      10.46%
Used Motor Vehicles.....   51,875       612,420,090.45     687,794,500.02      11.72
                           ------      ---------------    ---------------      -----
  Total.................   54,546      $655,418,212.88    $736,486,892.36      11.63%
                           ======      ===============    ===============      =====

                                          Weighted    Weighted    Percentage of
                                           Average     Average      Aggregate
                                          Remaining   Original      Principal
                                            Term        Term      Balance as of
                                         (in months) (in months) the Cutoff Date
                                         ----------- ----------- ---------------
New Motor Vehicles......................    52.64       60.73          6.56%
Used Motor Vehicles.....................    51.68       59.04         93.44
                                            -----       -----        ------
  Total.................................    51.74       59.15        100.00%
                                            =====       =====        ======

   As used in the composition table, weighted average remaining term and weighted average original term are calculated based on the scheduled maturities of the Receivables and assuming no prepayments of the Receivables.

               Distribution of the Receivables by Remaining Term
                             as of the Cutoff Date

                                                                         Percentage of
                                                           Aggregate       Aggregate
                                        Percentage of      Principal       Principal
                           Number of    Total Number     Balance as of   Balance as of
  Remaining Term Range    Receivables of Receivables(1) the Cutoff Date the Cutoff Date
  --------------------    ----------- ----------------- --------------- ---------------
 3 months to 12 months..       197           0.36%      $    463,183.61       0.07%
13 months to 24 months..     1,431           2.62          7,387,529.38       1.13
25 months to 36 months..     5,031           9.22         38,047,965.51       5.81
37 months to 48 months..    13,565          24.87        141,723,711.93      21.62
49 months to 60 months..    29,571          54.21        391,285,294.14      59.70
61 months to 71 months..     4,751           8.71         76,510,528.31      11.67
                            ------         ------       ---------------     ------
  Total.................    54,546         100.00%      $655,418,212.88     100.00%
                            ======         ======       ===============     ======

---------------------
(1) Percentages do not add to 100.00% due to rounding.

           Distribution of the Receivables by Obligor Mailing Address
                             as of the Cutoff Date

                                                                  Percentage of
                                     Percentage     Aggregate       Aggregate
                                      of Total      Principal       Principal
                          Number of   Number of   Balance as of   Balance as of
Obligor Mailing Address  Receivables Receivables the Cutoff Date the Cutoff Date
-----------------------  ----------- ----------- --------------- ---------------
Texas..................    11,609       21.28%   $144,390,264.76      22.03%
Florida................     7,834       14.36      88,989,127.26      13.58
Georgia................     6,974       12.79      86,946,350.32      13.27
Maryland...............     6,852       12.56      82,998,495.90      12.66
Illinois...............     6,120       11.22      70,372,108.07      10.74
North Carolina.........     4,797        8.79      56,308,555.12       8.59
Virginia...............     4,574        8.39      55,151,895.97       8.41
South Carolina.........     1,404        2.57      17,087,767.65       2.61
Tennessee..............     1,334        2.45      15,888,650.34       2.42
California.............     1,194        2.19      15,510,394.34       2.37
Other..................     1,854        3.40      21,774,603.15       3.32
                           ------      ------    ---------------     ------
  Total................    54,546      100.00%   $655,418,212.88     100.00%
                           ======      ======    ===============     ======

   Each state included in the "other" category in the distribution by obligor mailing address table accounted for less than 0.93% of the total number of Receivables and less than 0.94% of the aggregate Principal Balance of the Receivables as of the Cutoff Date.

         Distribution of the Receivables by Financed Vehicle Model Year
                             as of the Cutoff Date

                                                               Percentage of
                                Percentage      Aggregate        Aggregate
                                 of Total       Principal        Principal
                   Number of    Number of     Balance as of    Balance as of
   Model Year     Receivables Receivables(1) the Cutoff Date the Cutoff Date(1)
   ----------     ----------- -------------- --------------- ------------------
1989.............       30          0.05%    $    117,615.09         0.02%
1990.............      160          0.29          946,165.84         0.14
1991.............      379          0.69        2,339,545.87         0.36
1992.............      852          1.56        5,725,471.94         0.87
1993.............    1,947          3.57       14,580,497.31         2.22
1994.............    3,521          6.46       29,645,556.09         4.52
1995.............    6,394         11.72       61,391,669.14         9.37
1996.............   10,301         18.88      118,787,569.44        18.12
1997.............   14,606         26.78      188,977,202.99        28.83
1998.............    8,303         15.22      113,393,018.84        17.30
1999.............    5,192          9.52       73,088,706.11        11.15
2000.............    2,616          4.80       41,925,853.66         6.40
2001.............      245          0.45        4,499,340.56         0.69
                    ------        ------     ---------------       ------
  Total..........   54,546        100.00%    $655,418,212.88       100.00%
                    ======        ======     ===============       ======

---------------------
(1) Percentages do not add to 100.00% due to rounding.

                Distribution of the Receivables by Contract Rate
                             as of the Cutoff Date

                                       Percentage      Aggregate       Percentage of
                                        of Total       Principal    Aggregate Principal
                          Number of    Number of     Balance as of     Balance as of
  Contract Rate Range    Receivables Receivables(1) the Cutoff Date the Cutoff Date(1)
  -------------------    ----------- -------------- --------------- -------------------
5.001% to 6.000%........       96          0.18%    $    698,338.67         0.11%
6.001% to 7.000%........      102          0.19          999,037.89         0.15
7.001% to 8.000%........      637          1.17        7,694,811.48         1.17
8.001% to 9.000%........    3,259          5.97       40,797,032.30         6.22
9.001% to 10.000%.......   15,352         28.15      187,941,770.26        28.68
10.001% to 11.000%......   11,117         20.38      135,183,229.24        20.63
11.001% to 12.000%......    6,725         12.33       83,134,996.11        12.68
12.001% to 13.000%......    3,683          6.75       48,522,970.48         7.40
13.001% to 14.000%......    4,320          7.92       49,467,949.10         7.55
14.001% to 15.000%......    2,475          4.54       30,684,836.85         4.68
15.001% to 16.000%......    1,807          3.31       21,194,007.65         3.23
16.001% to 17.000%......    1,739          3.19       18,467,677.33         2.82
17.001% to 18.000%......    1,463          2.68       14,626,123.63         2.23
18.001% to 19.000%......    1,281          2.35       11,610,725.09         1.77
19.001% to 25.000%......      490          0.90        4,394,706.80         0.67
                           ------        ------     ---------------       ------
  Total.................   54,546        100.00%    $655,418,212.88       100.00%
                           ======        ======     ===============       ======

---------------------
(1) Percentages do not add to 100.00% due to rounding.

 Distribution of the Receivables by Original Principal Balance as of the Cutoff
                                      Date

                                      Percentage     Aggregate       Percentage of
                                       of Total      Principal    Aggregate Principal
   Original Principal      Number of   Number of   Balance as of     Balance as of
        Balance           Receivables Receivables the Cutoff Date the Cutoff Date(1)
   ------------------     ----------- ----------- --------------- -------------------
$0.01 to $2,500.00......        96        0.18%   $    145,516.53         0.02%
$2,500.01 to $5,000.00..     1,174        2.15       3,826,908.18         0.58
$5,000.01 to $7,500.00..     4,175        7.65      22,543,570.71         3.44
$7,500.01 to
 $10,000.00.............     8,188       15.01      62,917,181.46         9.60
$10,000.01 to
 $12,500.00.............    11,801       21.63     117,691,161.34        17.96
$12,500.01 to
 $15,000.00.............    10,470       19.19     128,179,293.06        19.56
$15,000.01 to
 $17,500.00.............     7,875       14.44     114,634,647.76        17.49
$17,500.01 to
 $20,000.00.............     5,049        9.26      84,559,509.61        12.90
$20,000.01 to
 $22,500.00.............     2,813        5.16      53,572,792.72         8.17
$22,500.01 to
 $25,000.00.............     1,483        2.72      31,575,186.63         4.82
$25,000.01 to
 $27,500.00.............       780        1.43      18,458,988.31         2.82
$27,500.01 to
 $30,000.00.............       429        0.79      11,113,136.91         1.70
$30,000.01 to
 $32,500.00.............       141        0.26       3,943,543.22         0.60
$32,500.01 to
 $35,000.00.............        48        0.09       1,465,278.90         0.22
$35,000.01 to
 $37,500.00.............        17        0.03         543,232.33         0.08
$37,500.01 to
 $40,000.00.............         5        0.01         168,521.65         0.03
$40,000.01 to
 $42,500.00.............         1        0.00          38,934.18         0.01
$42,500.01 to
 $45,000.00.............         1        0.00          40,809.38         0.01
                            ------      ------    ---------------       ------
  Total.................    54,546      100.00%   $655,418,212.88       100.00%
                            ======      ======    ===============       ======

---------------------
(1) Percentages do not add to 100.00% due to rounding.
   The average original Principal Balance of the Receivables was $13,502.12.

Distribution of the Receivables by Remaining Principal Balance as of the Cutoff
                                      Date

                                        Percentage      Aggregate       Percentage of
                                         of Total       Principal    Aggregate Principal
  Remaining Principal      Number of    Number of     Balance as of     Balance as of
        Balance           Receivables Receivables(1) the Cutoff Date   the Cutoff Date
  -------------------     ----------- -------------- --------------- -------------------
$500.00 to $2,500.00....       532          0.98%    $    933,805.68         0.14%
$2,500.01 to $5,000.00..     2,386          4.37        9,577,410.59         1.46
$5,000.01 to $7,500.00..     6,271         11.50       40,126,676.00         6.12
$7,500.01 to
 $10,000.00.............    10,504         19.26       92,883,137.27        14.17
$10,000.01 to
 $12,500.00.............    12,148         22.27      136,288,481.66        20.79
$12,500.01 to
 $15,000.00.............     9,466         17.35      129,577,588.75        19.77
$15,000.01 to
 $17,500.00.............     6,349         11.64      102,547,718.19        15.65
$17,500.01 to
 $20,000.00.............     3,499          6.41       65,121,677.43         9.94
$20,000.01 to
 $22,500.00.............     1,777          3.26       37,539,955.93         5.73
$22,500.01 to
 $25,000.00.............       900          1.65       21,281,585.62         3.25
$25,000.01 to
 $27,500.00.............       449          0.82       11,720,027.22         1.79
$27,500.01 to
 $30,000.00.............       188          0.34        5,336,082.40         0.81
$30,000.01 to
 $32,500.00.............        48          0.09        1,489,255.07         0.23
$32,500.01 to
 $35,000.00.............        22          0.04          735,215.15         0.11
$35,000.01 to
 $37,500.00.............         4          0.01          141,219.97         0.02
$37,500.01 to
 $40,000.00.............         2          0.00           77,566.57         0.01
$40,000.01 to
 $42,500.00.............         1          0.00           40,809.38         0.01
                            ------        ------     ---------------       ------
  Total.................    54,546        100.00%    $655,418,212.88       100.00%
                            ======        ======     ===============       ======

---------------------
(1) Percentages do not add to 100.00% due to rounding.

   The average remaining Principal Balance of the Receivables was $12,015.88 as of the Cutoff Date.

 Distribution of the Receivables by Original Term to Maturity as of the Cutoff
                                      Date

                                        Percentage      Aggregate       Percentage of
                                         of Total       Principal    Aggregate Principal
    Original Term to       Number of    Number of     Balance as of     Balance as of
        Maturity          Receivables Receivables(1) the Cutoff Date the Cutoff Date(1)
    ----------------      ----------- -------------- --------------- -------------------
12 months...............         7          0.01%    $     28,485.53         0.00%
13 months to 24 months..       395          0.72        1,776,161.87         0.27
25 months to 36 months..     3,064          5.62       19,955,318.59         3.04
37 months to 48 months..     9,038         16.57       80,287,152.94        12.25
49 months to 60 months..    30,302         55.55      377,091,673.96        57.53
61 months to 72 months..    11,740         21.52      176,279,419.99        26.90
                            ------        ------     ---------------       ------
  Total.................    54,546        100.00%    $655,418,212.88       100.00%
                            ======        ======     ===============       ======

---------------------
(1) Percentages do not add to 100.00% due to rounding.

Weighted Average Life of the Securities

   The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average life of the Securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

   Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or "ABS", represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

   The rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes or the Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. The Noteholders and the Certificateholders will exclusively bear any reinvestment risk associated with early payment of their Notes and Certificates.

   The ABS Tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" have been prepared on the basis of the following assumed characteristics of the Receivables:

  . the Receivables prepay in full at the specified constant percentage of ABS monthly;

  . each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

  . payments on the Securities are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

  . the Closing Date occurs on January 25, 2001;

  . no defaults or delinquencies occur in the payment of any of the Receivables;

  . no Receivables are repurchased due to a breach of any representation or warranty or for any other reason;

  . no Event of Default has occurred;

  . the balance in the Reserve Account on each Distribution Date is equal to the Required Reserve Account Amount; and

  . the Servicer exercises its option to purchase the Receivables on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

   The ABS Tables indicate the projected weighted average life of each class of Notes and the Certificates and set forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of the Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

   The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of November 30, 2000.

                                                          Original    Remaining
                                   Aggregate               Term to     Term to
                                   Principal    Contract  Maturity    Maturity
Pool                                Balance       Rate   (In Months) (In Months)
----                            --------------- -------- ----------- -----------
1.............................. $     28,485.53 13.397%       12           9
2.............................. $  1,776,161.87 11.494%       24          17
3.............................. $ 19,955,318.59 11.301%       35          28
4.............................. $ 80,287,152.94 11.965%       47          40
5.............................. $154,071,565.54 11.681%       60          56
6.............................. $ 83,622,903.98 11.452%       60          53
7.............................. $ 63,508,768.12 11.090%       60          50
8.............................. $ 75,888,436.32 10.446%       60          46
9.............................. $176,279,419.99 12.276%       67          59

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes and the Certificates.

      Percent of Initial Note Principal Amount at Various ABS Percentages

                                Class A-1 Notes               Class A-2 Notes
                         ----------------------------- -----------------------------
Distribution Date        0.00% 0.50% 1.00% 1.50% 2.00% 0.00% 0.50% 1.00% 1.50% 2.00%
-----------------        ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Closing Date............ 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
March 2001..............  80%   73%   66%   59%   50%  100%  100%  100%  100%  100%
April 2001..............  73%   64%   55%   45%   34%  100%  100%  100%  100%  100%
May 2001................  66%   55%   44%   32%   19%  100%  100%  100%  100%  100%
June 2001...............  59%   47%   33%   19%    3%  100%  100%  100%  100%  100%
July 2001...............  52%   38%   23%    6%    0%  100%  100%  100%  100%   91%
August 2001.............  44%   29%   12%    0%    0%  100%  100%  100%   95%   79%
September 2001..........  37%   20%    1%    0%    0%  100%  100%  100%   85%   68%
October 2001............  30%   11%    0%    0%    0%  100%  100%   93%   76%   57%
November 2001...........  23%    2%    0%    0%    0%  100%  100%   85%   66%   46%
December 2001...........  15%    0%    0%    0%    0%  100%   95%   77%   57%   36%
January 2002............   8%    0%    0%    0%    0%  100%   88%   69%   48%   25%
February 2002...........   0%    0%    0%    0%    0%  100%   81%   61%   39%   15%
March 2002..............   0%    0%    0%    0%    0%   94%   75%   53%   30%    5%
April 2002..............   0%    0%    0%    0%    0%   88%   68%   46%   22%    0%
May 2002................   0%    0%    0%    0%    0%   82%   61%   38%   13%    0%
June 2002...............   0%    0%    0%    0%    0%   76%   54%   31%    5%    0%
July 2002...............   0%    0%    0%    0%    0%   70%   47%   23%    0%    0%
August 2002.............   0%    0%    0%    0%    0%   64%   41%   16%    0%    0%
September 2002..........   0%    0%    0%    0%    0%   57%   34%    9%    0%    0%
October 2002............   0%    0%    0%    0%    0%   51%   27%    2%    0%    0%
November 2002...........   0%    0%    0%    0%    0%   45%   21%    0%    0%    0%
December 2002...........   0%    0%    0%    0%    0%   38%   14%    0%    0%    0%
January 2003............   0%    0%    0%    0%    0%   32%    7%    0%    0%    0%
February 2003...........   0%    0%    0%    0%    0%   25%    1%    0%    0%    0%
March 2003..............   0%    0%    0%    0%    0%   19%    0%    0%    0%    0%
April 2003..............   0%    0%    0%    0%    0%   12%    0%    0%    0%    0%
May 2003................   0%    0%    0%    0%    0%    6%    0%    0%    0%    0%
June 2003...............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
July 2003...............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
August 2003.............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
September 2003..........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
October 2003............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
November 2003...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
December 2003...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
January 2004............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
February 2004...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
March 2004..............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
April 2004..............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
May 2004................   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
June 2004...............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
July 2004...............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
August 2004.............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
September 2004..........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
October 2004............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
November 2004...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
December 2004...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
January 2005............   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
February 2005...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
Weighted Average Life
 (In Years)............. 0.54  0.42  0.34  0.27  0.23  1.77  1.48  1.22  1.00  0.82

      Percent of Initial Note Principal Amount at Various ABS Percentages

                                Class A-3 Notes               Class A-4 Notes
                         ----------------------------- -----------------------------
Distribution Date        0.00% 0.50% 1.00% 1.50% 2.00% 0.00% 0.50% 1.00% 1.50% 2.00%
-----------------        ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Closing Date............ 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
March 2001.............. 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
April 2001.............. 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
May 2001................ 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
June 2001............... 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
July 2001............... 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 2001............. 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
September 2001.......... 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
October 2001............ 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
November 2001........... 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
December 2001........... 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
January 2002............ 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 2002........... 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
March 2002.............. 100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
April 2002.............. 100%  100%  100%  100%   95%  100%  100%  100%  100%  100%
May 2002................ 100%  100%  100%  100%   85%  100%  100%  100%  100%  100%
June 2002............... 100%  100%  100%  100%   75%  100%  100%  100%  100%  100%
July 2002............... 100%  100%  100%   97%   65%  100%  100%  100%  100%  100%
August 2002............. 100%  100%  100%   88%   56%  100%  100%  100%  100%  100%
September 2002.......... 100%  100%  100%   80%   46%  100%  100%  100%  100%  100%
October 2002............ 100%  100%  100%   71%   38%  100%  100%  100%  100%  100%
November 2002........... 100%  100%   94%   63%   29%  100%  100%  100%  100%  100%
December 2002........... 100%  100%   87%   55%   21%  100%  100%  100%  100%  100%
January 2003............ 100%  100%   79%   48%   13%  100%  100%  100%  100%  100%
February 2003........... 100%  100%   72%   40%    5%  100%  100%  100%  100%  100%
March 2003.............. 100%   94%   64%   33%    0%  100%  100%  100%  100%   97%
April 2003.............. 100%   86%   57%   26%    0%  100%  100%  100%  100%   86%
May 2003................ 100%   80%   51%   19%    0%  100%  100%  100%  100%   76%
June 2003...............  99%   73%   44%   13%    0%  100%  100%  100%  100%   66%
July 2003...............  92%   66%   37%    6%    0%  100%  100%  100%  100%   57%
August 2003.............  85%   59%   31%    0%    0%  100%  100%  100%  100%   48%
September 2003..........  78%   52%   25%    0%    0%  100%  100%  100%   91%    0%
October 2003............  71%   45%   18%    0%    0%  100%  100%  100%   83%    0%
November 2003...........  63%   39%   12%    0%    0%  100%  100%  100%   74%    0%
December 2003...........  56%   32%    6%    0%    0%  100%  100%  100%   66%    0%
January 2004............  48%   25%    0%    0%    0%  100%  100%  100%   59%    0%
February 2004...........  41%   19%    0%    0%    0%  100%  100%   92%   51%    0%
March 2004..............  33%   12%    0%    0%    0%  100%  100%   83%    0%    0%
April 2004..............  25%    5%    0%    0%    0%  100%  100%   74%    0%    0%
May 2004................  19%    0%    0%    0%    0%  100%  100%   67%    0%    0%
June 2004...............  12%    0%    0%    0%    0%  100%   91%   60%    0%    0%
July 2004...............   6%    0%    0%    0%    0%  100%   82%   53%    0%    0%
August 2004.............   0%    0%    0%    0%    0%   99%   74%   47%    0%    0%
September 2004..........   0%    0%    0%    0%    0%   88%   65%    0%    0%    0%
October 2004............   0%    0%    0%    0%    0%   78%   57%    0%    0%    0%
November 2004...........   0%    0%    0%    0%    0%   69%   49%    0%    0%    0%
December 2004...........   0%    0%    0%    0%    0%   60%    0%    0%    0%    0%
January 2005............   0%    0%    0%    0%    0%   51%    0%    0%    0%    0%
February 2005...........   0%    0%    0%    0%    0%    0%    0%    0%    0%    0%
Weighted Average Life
 (In Years)............. 3.00  2.71  2.37  2.00  1.66  3.93  3.74  3.45  2.99  2.50

       Percent of Initial Certificate Balance at Various ABS Percentages

                                                           Certificates
                                                   -----------------------------
Distribution Date                                  0.00% 0.50% 1.00% 1.50% 2.00%
-----------------                                  ----- ----- ----- ----- -----
Closing Date...................................... 100%  100%  100%  100%  100%
March 2001........................................ 100%  100%  100%  100%  100%
April 2001........................................ 100%  100%  100%  100%  100%
May 2001.......................................... 100%  100%  100%  100%  100%
June 2001......................................... 100%  100%  100%  100%  100%
July 2001......................................... 100%  100%  100%  100%  100%
August 2001....................................... 100%  100%  100%  100%  100%
September 2001.................................... 100%  100%  100%  100%  100%
October 2001...................................... 100%  100%  100%  100%  100%
November 2001..................................... 100%  100%  100%  100%  100%
December 2001..................................... 100%  100%  100%  100%  100%
January 2002...................................... 100%  100%  100%  100%  100%
February 2002..................................... 100%  100%  100%  100%  100%
March 2002........................................ 100%  100%  100%  100%  100%
April 2002........................................ 100%  100%  100%  100%  100%
May 2002.......................................... 100%  100%  100%  100%  100%
June 2002......................................... 100%  100%  100%  100%  100%
July 2002......................................... 100%  100%  100%  100%  100%
August 2002....................................... 100%  100%  100%  100%  100%
September 2002.................................... 100%  100%  100%  100%  100%
October 2002...................................... 100%  100%  100%  100%  100%
November 2002..................................... 100%  100%  100%  100%  100%
December 2002..................................... 100%  100%  100%  100%  100%
January 2003...................................... 100%  100%  100%  100%  100%
February 2003..................................... 100%  100%  100%  100%  100%
March 2003........................................ 100%  100%  100%  100%  100%
April 2003........................................ 100%  100%  100%  100%  100%
May 2003.......................................... 100%  100%  100%  100%  100%
June 2003......................................... 100%  100%  100%  100%  100%
July 2003......................................... 100%  100%  100%  100%  100%
August 2003....................................... 100%  100%  100%  100%  100%
September 2003.................................... 100%  100%  100%  100%    0%
October 2003...................................... 100%  100%  100%  100%    0%
November 2003..................................... 100%  100%  100%  100%    0%
December 2003..................................... 100%  100%  100%  100%    0%
January 2004...................................... 100%  100%  100%  100%    0%
February 2004..................................... 100%  100%  100%  100%    0%
March 2004........................................ 100%  100%  100%    0%    0%
April 2004........................................ 100%  100%  100%    0%    0%
May 2004.......................................... 100%  100%  100%    0%    0%
June 2004......................................... 100%  100%  100%    0%    0%
July 2004......................................... 100%  100%  100%    0%    0%
August 2004....................................... 100%  100%  100%    0%    0%
September 2004.................................... 100%  100%    0%    0%    0%
October 2004...................................... 100%  100%    0%    0%    0%
November 2004..................................... 100%  100%    0%    0%    0%
December 2004..................................... 100%    0%    0%    0%    0%
January 2005...................................... 100%    0%    0%    0%    0%
February 2005.....................................   0%    0%    0%    0%    0%
Weighted Average Life (In Years).................. 4.06  3.89  3.64  3.14  2.64

   The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Security is determined by (a) multiplying the amount of each principal payment on the Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Security.

                                   The Seller

General

   CarMax is a leading retailer of new and used motor vehicles in the United States. CarMax opened its first store in Richmond, Virginia in September 1993 and operated 40 stores in 11 states as of November 30, 2000. CarMax was incorporated in Virginia and is a wholly-owned subsidiary of Circuit City Stores, Inc., a leading national retailer of brand-name consumer electronics, personal computers and entertainment software. CarMax was the first used vehicle retailer to offer a large selection of quality used vehicles at low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. CarMax has designed a strategy to better serve the market by addressing the major sources of dissatisfaction with traditional used car retailing and to maximize operating efficiencies with sophisticated systems and standardized operating procedures and store formats.

   CarMax purchases and sells used motor vehicles at each of its stores and sells new motor vehicles at 16 of its stores under franchise agreements with various manufacturers. In addition, CarMax provides its customers with a full range of related products and services, including the financing of vehicle purchases, the sale of extended service contracts and the sale of automotive electronic products. In general, the used motor vehicles offered by CarMax are one to six years old with fewer than 60,000 miles. Each store also offers a limited selection of used motor vehicles that are more than six years old or have more than 60,000 miles. All used vehicles are thoroughly reconditioned to meet high mechanical, electrical, safety and cosmetic standards and must pass a comprehensive inspection before being offered for sale. All inspections are performed by qualified service technicians, most of whom are certified by the National Institute for Automotive Service Excellence.

   CarMax acquires a significant portion of its used-vehicle inventory through its appraisal process in which it appraises and makes an offer to purchase any properly documented vehicle from the public. CarMax also acquires a significant portion of its used vehicles through auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners. AutoMation(R), a computerized database which is the central feature of CarMax's inventory management and control system, enables each vehicle to be tracked throughout the sales process. Using the information provided by AutoMation(R), and applying sophisticated statistical modeling techniques, CarMax is able to optimize its inventory mix and display by store, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. CarMax maintains strict inventory aging policies under which it disposes of any vehicle that has not been sold at retail within specified periods.

   As of November 30, 2000, CarMax operated stores in the following markets:

                                                                        Number
        Market                                                         of Stores
        ------                                                         ---------
   Washington D.C./Baltimore, Maryland................................      5
   Chicago, Illinois..................................................      4
   Dallas, Texas......................................................      5
   Los Angeles, California............................................      4
   Atlanta, Georgia...................................................      3
   South Florida......................................................      3
   Houston, Texas.....................................................      4
   Orlando, Florida...................................................      2
   Tampa, Florida.....................................................      2
   Kenosha, Wisconsin.................................................      2
   Charlotte, North Carolina..........................................      1
   Raleigh, North Carolina............................................      1
   Greenville, South Carolina.........................................      1
   Nashville, Tennessee...............................................      1
   San Antonio, Texas.................................................      1
   Richmond, Virginia.................................................      1

   CarMax is not a party to any legal proceeding that could reasonably be expected to have a material impact on the Trust or the interests of the Securityholders.

CarMax Auto Finance

   CarMax offers on-site financing to its customers through its financing unit, CarMax Auto Finance (formerly known as First North American Credit), and through third parties. CarMax began offering on-site financing to its customers through CarMax Auto Finance in September 1993 and currently originates installment sale contracts at all of its stores. For the fiscal years ended February 28 (or 29, as applicable), 1998, 1999 and 2000, CarMax Auto Finance originated installment sale contracts aggregating approximately $315 million, $615 million and $838 million, respectively. The outstanding principal balance of all motor vehicle retail installment sale contracts originated through CarMax Auto Finance was $1,162,118,608.31 as of November 30, 2000. Of the approximately $1,162 million of receivables in CarMax's servicing portfolio as of November 30, 2000, including receivables that previously were sold but still are being serviced by CarMax, approximately 94% represented receivables originated in connection with the sale of used motor vehicles and approximately 6% represented receivables originated in connection with the sale of new motor vehicles.

Underwriting Procedures

   CarMax Auto Finance credit applications are accepted at all CarMax locations. Each application requires that the applicant provide current information regarding his or her employment history, bank accounts, income, debts, credit references and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal and transmitted electronically to CarMax Auto Finance for review. In addition, CarMax Auto Finance obtains one or more credit reports from major credit reporting agencies summarizing each applicant's credit history and payment habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments. CarMax Auto Finance uses credit scoring models developed by Fair Issac & Co. to assess objectively an applicant's creditworthiness and to help CarMax Auto Finance quantify credit risk and implement risk adjusted pricing. The credit scoring models, in use since September 1993, are statistically derived from prior credit granting experience and analyze predictive information from the credit applications and credit bureau reports to generate a numerical credit score for each applicant. This numerical credit score indicates the risk associated with extending credit to the applicant.

   The majority of all credit applications are accepted or declined automatically. If an applicant meets the minimum credit score requirements using the credit scoring models, the related application is immediately approved. If the applicant does not meet these requirements, the related application is declined. The credit scoring models are also used to identify irregularities in an application or credit file. If CarMax Auto Finance receives an application deemed to be irregular or incomplete or an applicant requests that an application be manually reviewed, that application will be reviewed by an experienced credit underwriter. CarMax Auto Finance's credit underwriters manually approve or decline applications in accordance with credit policies established by senior management.

   Each installment sale contract originated by CarMax Auto Finance in connection with the sale of a new or used motor vehicle is secured by that vehicle. The maximum loan amount for each financed vehicle is determined based upon the creditworthiness of the related obligor and is currently between 90% and 125% of the selling price of the financed vehicle, including sales tax, license fees and title fees. In most cases, the selling price does not exceed the manufacturer's suggested retail price, in the case of a new vehicle, or the "average blue book value" published by Kelley Blue Book Co., a standard reference source for dealers in used cars, in the case of a used vehicle. The amount financed is often less than the maximum loan amount, however, depending upon the credit needs of the obligor. Furthermore, in each case where the amount financed exceeds the value of the related financed vehicle, CarMax Auto Finance has determined that the creditworthiness of the related obligor supports the additional loan amount. CarMax Auto Finance also finances service and extended warranty contracts purchased with respect to financed vehicles.

   CarMax Auto Finance believes that the resale value of a new vehicle purchased by an obligor will decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment sale contract. CarMax Auto Finance also believes that the resale value of a used vehicle purchased by an obligor will decline, but believes that the amount of the decline, expressed as a percentage of the resale value of the vehicle at the time of purchase, will be less than the amount of the decline, expressed as a percentage of the manufacturer's suggested retail price, in the resale value of a new vehicle. CarMax Auto Finance regularly reviews the quality of its installment sale contracts and periodically conducts quality audits to ensure compliance with its established policies and procedures.

Collection Procedures

   CarMax Auto Finance measures delinquencies by the number of days elapsed from the date a payment is due under an installment sale contract. CarMax Auto Finance considers a receivable to be delinquent when the related obligor fails to make a scheduled payment on or before the related due date. If a partial payment is received that is less than the regular monthly payment by more than five dollars, or such other nominal amount as may be determined by senior management, and that deficiency is not cured on or before the related due date, the account will be considered delinquent. CarMax Auto Finance mails a computer-generated delinquency notice to each delinquent obligor when the related receivable becomes 11 days delinquent. CarMax Auto Finance also uses an automated delinquency monitoring system, which assigns delinquent receivables to different categories of collection priority based on the number of days of delinquency.

   CarMax Auto Finance manages its delinquencies using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through an analysis of behavioral factors, such as credit risk at the initiation of the loan, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. CarMax Auto Finance reviews its collections strategy on a daily basis and uses optimization techniques to evaluate its collections strategy.

   CarMax Auto Finance's collection efforts are divided into specific areas depending upon the level of delinquency. Accounts that are fewer than 30 days past due are assigned to the Early Collections Group. The collectors in this group attempt to contact delinquent obligors by telephone or letter based on the level of delinquency and the history of the account. In addition, CarMax Auto Finance's customer service representatives are trained to handle accounts that are fewer than 30 days past due when receiving incoming calls. Accounts that reach a level of delinquency of greater than 30 days past due are assigned to the Late Collections Group, where they are reviewed by senior-level collectors who analyze each account to determine collateral risk. If a collector is unable to confirm payment on an account prior to 45 days delinquency, or if a collector determines that the collateral securing an account is at risk, the collector will recommend repossession of the related vehicle. All repossession recommendations must be reviewed and accepted by a member of management before being forwarded to the repossession department in the Specialty Collections Group.

   Once a vehicle is in CarMax Auto Finance's possession, the related obligor has a redemption period during which he may redeem the vehicle by paying off the related receivable in full or by paying off all past due amounts. In either case, the obligor is also required to pay to CarMax Auto Finance the reasonable expenses incurred by CarMax Auto Finance in repossessing, holding and preparing the financed vehicle for disposition and arranging for its sale. In those states in which the UCC governs the redemption of financed vehicles, the obligor must be given reasonable notice of the date, time and place of any proposed public sale of a repossessed vehicle, or the date after which any proposed private sale of a repossessed vehicle may be held, and may redeem the vehicle at any time prior to sale. In most states in which laws other than the UCC govern the redemption of financed vehicles, the obligor must be given a specified period of time, usually between 10 and 30 days, to redeem a repossessed vehicle. At the conclusion of the redemption period, CarMax Auto Finance sells the vehicle and the remaining principal balance is charged off. All repossession activities are carried out in accordance with applicable state law and related procedures adopted by CarMax Auto Finance. Other departments in the Specialty Collections Group include recovery collections, repossession, remarketing, skip tracing, legal and bankruptcy.

   In general, CarMax Auto Finance charges off a receivable on the earliest of:

   . the last business day of the month during which any payment, or any part of any payment, due under the receivable becomes 120 days or more delinquent, whether or not CarMax Auto Finance has repossessed the motor vehicle securing the receivable;

   . if CarMax Auto Finance has repossessed the motor vehicle securing the receivable, the last business day of the month during which the motor vehicle is liquidated; and

   . the last business day of the month during which CarMax Auto Finance determines in accordance with its customary practices that the receivable is uncollectible.

   CarMax Auto Finance may extend the due date for a current or past due payment for up to 30 days if the related installment sale contract has been in existence for at least six months and at least six monthly payments have been made. The total number of extensions an obligor may receive equals the number of years in the original term of the related installment sale contract, except that no more than two extensions will be granted during any 12-month period. CarMax Auto Finance will grant extensions only with respect to amounts that are fewer than 30 days past due and only if all other past due amounts are paid in full. In general, if an installment sale contract has been confirmed or reaffirmed in a bankruptcy proceeding and the related obligor has thereafter made three consecutive monthly payments, CarMax Auto Finance will return the contract to current status. All exceptions to the extension policy must be approved by CarMax Auto Finance's senior management.

Physical Damage Insurance

   In general, each installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related financed vehicle. CarMax Auto Finance tracks the status of insurance and attempts to cause obligors to reinstate insurance if the insurance is allowed to lapse. There can be no assurances, however, that each Financed Vehicle will at all times be covered by physical damage insurance.

Allocation of Payments

   The Receivables will be simple interest receivables. A simple interest receivable provides for equal monthly payments that are applied, first, to interest accrued to the date of payment, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the receivable and then to reduce further the outstanding principal balance of the receivable. Accordingly, if an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its contractual due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly less. If a receivable is liquidated, amounts recovered are applied first to unpaid interest and principal and any applicable late charges or other fees and then to the expenses of repossession.

Delinquency, Credit Loss and Recovery Information

   Set forth below is certain information concerning the experience of CarMax pertaining to its motor vehicle receivable portfolio, including those receivables previously sold which CarMax continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                             Delinquency Experience

                                           As of November 30,
                           ----------------------------------------------------
                                      2000                       1999
                           --------------------------  ------------------------
                            Number of                   Number of
                           Receivables     Amount      Receivables    Amount
                           ----------- --------------  ----------- ------------
Total Receivable
 Portfolio...............    113,787   $1,162,118,608    81,991    $847,825,284
Delinquencies as a
 Percentage of Total
 Receivable Portfolio
 31-60 Days..............       1.27%            1.19%     1.00%           0.89%
 61-90 Days..............       0.29%            0.25%     0.24%           0.18%
 91 Days or More.........       0.19%            0.16%     0.12%           0.08%
Total Delinquencies as a
 Percentage of Total
 Receivable Portfolio....       1.76%            1.61%     1.36%           1.14%
Total Delinquencies......      1,997   $   18,679,932     1,114    $  9,690,029

                                                              As of December 31,
                      ------------------------------------------------------------------------------------------------------
                                1999                      1998                      1997                      1996
                      ------------------------  ------------------------  ------------------------  ------------------------
                       Number of                 Number of                 Number of                 Number of
                      Receivables    Amount     Receivables    Amount     Receivables    Amount     Receivables    Amount
                      ----------- ------------  ----------- ------------  ----------- ------------  ----------- ------------
Total Receivable
 Portfolio..........    83,624    $860,556,480    52,129    $528,585,348    26,272    $259,517,771    14,803    $147,637,677
Delinquencies as a
 Percentage of Total
 Receivable
 Portfolio
 31-60 Days.........      1.10%           0.98%     0.97%           0.76%     1.23%           0.85%     1.34%           1.09%
 61-90 Days.........      0.22%           0.16%     0.23%           0.17%     0.39%           0.18%     0.43%           0.36%
 91 Days or More....      0.17%           0.12%     0.11%           0.06%     0.23%           0.08%     0.21%           0.16%
Total Delinquencies
 as a Percentage of
 Total Receivable
 Portfolio..........      1.49%           1.26%     1.31%           0.99%     1.85%           1.12%     1.99%           1.61%
Total
 Delinquencies......     1,245    $ 10,844,433       685    $  5,243,832       485    $  2,894,712       294    $  2,371,184

   The amounts included in the delinquency experience table represent principal amounts only. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due. All receivables are written off not later than the last business day of the month during which they become 120 days delinquent.

                             Credit Loss Experience

                              Eleven Months Ended
                                 November 30,                         Year Ended December 31,
                          ----------------------------  ------------------------------------------------------
                               2000           1999          1999          1998          1997          1996
                          --------------  ------------  ------------  ------------  ------------  ------------
Total Number of
 Receivables Outstanding
 at Period End..........         113,787        81,991        83,624        52,129        26,272        14,803
Average Number of
 Receivables Outstanding
 During the Period......          98,706        67,060        67,877        39,201        20,538        11,487
Outstanding Principal
 Amount at Period End...  $1,162,118,608  $847,825,284  $860,556,480  $528,585,348  $259,517,771  $147,637,677
Average Outstanding
 Principal Amount During
 the Period.............  $1,015,414,372  $693,367,070  $706,769,054  $392,753,294  $194,539,224  $117,361,052
Gross Principal Charge-
 Offs...................  $    7,437,671  $  4,239,276  $  4,838,933  $  2,726,477  $  2,110,135  $  1,181,456
Recoveries..............  $    2,006,220  $  1,522,562  $  1,584,941  $    808,926  $    665,576  $    272,884
Net Losses..............  $    5,431,451  $  2,716,715  $  3,253,992  $  1,917,551  $  1,444,559  $    908,572
Net Losses as a
 Percentage of the
 Average Outstanding
 Principal Amount.......            0.58%         0.43%         0.46%         0.49%         0.74%         0.77%

   The average outstanding principal amount for any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectable during that period minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged off.

   The percentages for the eleven months ended November 30, 1999 and November 30, 2000 are annualized and are not necessarily indicative of a full year's actual results.

   The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and credit loss information of CarMax, or that of the Trust with respect to the Receivables, in the future will be similar to that set forth above.

Delinquency and Credit Loss Trends

   As indicated in the foregoing tables, delinquencies and net losses on CarMax's motor vehicle receivable portfolio have remained consistent over each of the periods presented. CarMax believes that the delinquency and credit loss performance of its portfolio over the past four years and eleven months is attributable to a number of factors, including the following:

  . consistent credit underwriting, provided by empirically derived credit scoring models which help CarMax Auto Finance quantify credit risk and implement risk adjusted pricing;

  . consistent collateral quality, achieved through selective vehicle acquisition and a thorough reconditioning process to meet CarMax's mechanical, electrical and safety standards; and

  . innovative collection strategies, including the use of behavioral models to manage the collection processes and periodic default risk reviews through risk score updates on outstanding loans.

   CarMax's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important economic, social, legal and other factors that could cause actual results to differ materially from those projected. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in the market for used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry.

                                 The Depositor

   The Depositor was formed in the State of Delaware on April 14, 2000. First Union PASS Co., Inc., a wholly owned subsidiary of First Union National Bank, is the sole member of the Depositor. The principal executive offices of the Depositor are located at One First Union Center, Charlotte, North Carolina 28288. Its telephone number is (704) 383-8437.

   The Depositor was organized for, among other things, the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities.

   The Depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the Trust or the interests of the Securityholders.

                      Computing Your Portion of the Amount
                         Outstanding on the Securities

   The Servicer will provide to you in a monthly report a factor which you can use to compute your portion of the principal amount outstanding on the Securities. See "Pool Factors and Trading Information" in the prospectus.

                     Maturity and Prepayment Considerations

   Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In general, no principal payments will be made

  . on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

  . on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

  . on the Class A-4 Notes until the Class A-3 Notes have been paid in full;
    or

  . on the Certificates until the Class A-4 Notes have been paid in full.

   However, if the Notes are accelerated after an Event of Default, principal payments will be applied pro rata among all classes of Notes and no principal payments will be made on the Certificates until all classes of Notes have been paid in full. In addition, certain excess interest collections may be applied as additional principal distributions to Noteholders. See "Application of Available Funds" in this prospectus supplement.

   Since the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the aggregate Principal Balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates.

Your Securities May Not Be Repaid on the Final Scheduled Distribution Dates

   It is expected that final payment of each class of Notes and the final distribution in respect of the Certificates will occur on or prior to the respective Final Scheduled Distribution Date. Failure to make final payment of any class of Notes by its Final Scheduled Distribution Date would constitute an Event of Default. See "Description of the Notes--Payments of Interest" in this prospectus supplement and "The Indenture--Events of Default" in the prospectus. In addition, the remaining Certificate Balance of the Certificates is required to be paid in full on or prior to the Certificate Final Scheduled Distribution Date. However, sufficient funds may not be available to pay each class of Notes and the Certificates in full on or prior to the respective Final Scheduled Distribution Dates. If sufficient funds are not available and an Insurer Default occurs, final payment of any class of Notes and the final distribution in respect of the Certificates could occur later than such dates.

Prepayments of the Receivables and Required Repurchases

   The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of certain representations, warranties or covenants, the Seller and/or the Servicer may be obligated to purchase Receivables from the Trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate Principal Balance of the Receivables more quickly than expected and thereby reduce the outstanding amounts of the Securities and the anticipated aggregate interest payments on the Securities. The Securityholders will bear all reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Risks of Slower or Faster Repayments

   Securityholders should consider--

   . in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield; and

   . in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            Description of the Notes

   The Trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the Trust issues the Securities. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes and the Indenture. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

Note Registration

   The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Notes will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

   Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be payable to Noteholders on each Distribution Date. The Trust will make payments to Noteholders as of each Record Date.

   The Notes will bear interest at the following Interest Rates:

   . in the case of the Class A-1 Notes, 5.60800% per annum;

   . in the case of the Class A-2 Notes, 5.390% per annum;

   . in the case of the Class A-3 Notes, 5.490% per annum; and

   . in the case of the Class A-4 Notes, 5.700% per annum.

   Calculation of interest. Interest will accrue and will be calculated on the Notes as follows:

   . Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The interest payable on the Class A-1 Notes on each Distribution Date will equal the product of:

   . the principal balance of the Class A-1 Notes as of the preceding
     Distribution Date, after giving effect to all principal payments made with respect to the Class A-1 Notes on that preceding Distribution Date;

   . the Interest Rate applicable to the Class A-1 Notes; and

   . the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date divided by 360;

   . 30/360. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class
     A-4 Notes will accrue from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first
    Distribution Date) to but excluding the 15th day of the current month.
    The interest payable on the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes, as applicable, on each Distribution Date will equal the product of:

   . the principal balance of that class as of the preceding Distribution
     Date, after giving effect to all principal payments made with respect to that class on that preceding Distribution Date;

   . the Interest Rate applicable to that class; and

   . 30 (or in the case of the first Distribution Date, 50) divided by 360.

   . Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

   Priority of Interest Payments. The Trust will pay interest on the Notes (without priority among the classes of Notes) on each Distribution Date with Available Funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

   The Trust Will Pay Interest Pro Rata to Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due on the Notes. The amount available for interest payments on the Notes could be less than the amount of interest payable on the Notes on any Distribution Date. In that event, the holders of each class of Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Noteholders.

Payments of Principal

   Priority and Amount of Principal Payments. The Trust will generally make principal payments to the Noteholders on each Distribution Date in the amount and in the priority set forth under "Application of Available Funds" in this prospectus supplement.

   Events of Default. An Event of Default will occur if the outstanding principal amount of any Note has not been paid in full on its Final Scheduled Distribution Date. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the Trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

   Notes Might Not Be Repaid on their Final Scheduled Distribution Dates. The principal balance of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date relating to that class listed below. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or, if an Insurer Default occurs, later than the Final Scheduled Distribution Date for that class based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

   Final Scheduled Distribution Dates. The Final Scheduled Distribution Dates for the Notes are as follows:

  .February 15, 2002 for the Class A-1 Notes;

  .October 15, 2003 for the Class A-2 Notes;

  .December 15, 2004 for the Class A-3 Notes; and

  .February 15, 2007 for the Class A-4 Notes.

   The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid. See "The Receivables Pool-- Weighted Average Life of the Securities" in this prospectus supplement and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus for a further discussion of Receivable prepayments.

   The Certificateholders will not be entitled to receive Monthly Certificate Principal on any Distribution Date until the Notes have been paid in full.

Optional Prepayment

   The Notes will be redeemed in full on any Distribution Date on which the Servicer exercises its option to purchase all remaining Receivables from the Trust. The redemption price payable to the holders of each class of Notes in connection with the exercise of this option will equal the principal balance of that class as of the purchase date plus accrued but unpaid interest on that principal balance at the Interest Rate applicable to that class. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the Servicer may exercise this option.

The Indenture Trustee

   Bankers Trust Company will be the Indenture Trustee under the Indenture. The Indenture Trustee is a New York banking corporation. The principal corporate trust office of the Indenture Trustee is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group--Structured Finance. The Indenture Trustee will have various rights and duties with respect to the Notes. See "Description of the Indenture" in this prospectus supplement for a further discussion of the rights and duties of the Indenture Trustee. The Seller, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                        Description of the Certificates

   The Trust will issue the Certificates under the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the Trust issues the Securities. We summarize below the material terms of the Certificates. This summary is not a complete description of all the provisions of the Trust Agreement and the Certificates. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the certificates of any given trust and the related trust agreement set forth under "Certain Information Regarding the Securities" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus and in this prospectus supplement. We refer you to those sections.

Certificate Registration

   The Certificates will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Certificates will initially be issued only in book-entry form. See "Certain Information Regarding the Securities-- Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system.

Distributions

   Interest. On each Distribution Date, the Certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance during the related accrual period at the Certificate Rate; provided, however, that if the Notes have been declared immediately due and payable following an Event of Default, amounts received on or in respect of the Receivables will not be applied to pay Monthly Certificate Interest on any Distribution Date until the Noteholders have been paid Monthly Note Principal on that Distribution Date. Interest will be payable on each Distribution Date to the Certificateholders of record as of the related Record Date.

   Interest will accrue--

  . in the case of the first Distribution Date, from and including the Closing
    Date to but excluding March 15, 2001; or

  . otherwise, from and including the 15th day of the prior calendar month to but excluding the 15th day of the current month.

   Interest is Calculated 30/360. The interest payable on the Certificates on each Distribution Date will equal the product of:

  . the Certificate Balance as of the preceding Distribution Date, after giving effect to all principal payments made with respect to the Certificates on that preceding Distribution Date;

  . the Certificate Rate; and

  . 30 (or in the case of the first Distribution Date, 50) divided by 360.

   Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Rate (to the extent lawful).

   Distributions on Certificates. The Trust will make distributions on the Certificates in the amounts and in the priority set forth under "Application of Available Funds". Certificateholders will not receive any distributions of principal until the Notes have been paid in full. Following the occurrence of an Event of Default which has resulted in an acceleration of the Notes, the Noteholders will be entitled to be paid Monthly Note Principal on each Distribution Date before any distributions may be made on the Certificates.

   The Certificate Final Scheduled Distribution Date is February 15, 2007. The date on which the Certificates are paid in full is expected to be earlier than the Certificate Final Scheduled Distribution Date, however, and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus, respectively, for a further discussion of Receivable prepayments.

Subordination of Certificates

   The rights of the Certificateholders to receive distributions of interest are subordinated to the rights of the Noteholders to receive payments of interest and, if the Notes have been accelerated following an Event of Default, Monthly Note Principal. This subordination is effected by the priority of distributions set forth under "Application of Available Funds".

Optional Prepayment

   The Certificates will be prepaid in full on any Distribution Date on which the Servicer exercises its option to purchase all remaining Receivables from the Trust. The price payable to the Certificateholders in connection with the exercise of this option will equal the Certificate Balance as of the purchase date plus accrued but unpaid interest at the Certificate Rate. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the Servicer may exercise this option.

The Owner Trustee

   Wilmington Trust Company will act as Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation. The principal corporate trust office of the Owner Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The Owner Trustee will have various rights and duties with respect to the Certificates. See "Description of the Trust Agreement" for a further discussion of the rights and duties of the Owner Trustee with respect to the Certificates. The Seller, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                         Application of Available Funds

Sources of Funds for Distributions

   The funds available to the Trust to make payments on the Securities on each Distribution Date will come from the following sources:

  . collections received on the Receivables during the prior Collection
    Period;

  . net recoveries received during the prior Collection Period on Receivables that were charged off as losses in prior months;

  . investment earnings on funds on deposit in the Collection Account in respect of the prior Collection Period;

  . proceeds of repurchases of Receivables by the Seller or purchases of Receivables by the Servicer because of certain breaches of representations or covenants;

  . funds, if any, withdrawn from the Reserve Account for that Distribution
    Date;

  . the Policy Claim Amount; and

  . if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the Insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the Insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

   The precise calculation of the funds available to make payments on the Securities is set forth in the definition of Available Funds under "Glossary of Terms". We refer you to that definition. See "Description of the Receivables Transfer and Servicing Agreements-- Servicing Compensation and Expenses" in the prospectus.

Priority of Distributions

   On each Distribution Date, the Trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

  (1) Servicing Fee--the Servicing Fee for the preceding Collection Period plus any overdue Servicing Fees for previous Collection Periods will be paid to the Servicer;

  (2) Note Interest--Monthly Note Interest for that Distribution Date plus any overdue Monthly Note Interest for previous Distribution Dates plus interest on any overdue Monthly Note Interest payable to any class of Notes at the Interest Rate applicable to that class will be paid to the Noteholders; provided, however, if the amount available to pay the amounts described in this clause (2) is insufficient, interest will be paid pro rata on all classes of the Notes based on the interest payable to each class;

  (3) Certificate Interest (Before Acceleration of Notes) --Monthly Certificate Interest for that Distribution Date plus any overdue Monthly Certificate Interest for previous Distribution Dates plus interest on any overdue Monthly Certificate Interest payable on the Certificates at the Certificate Rate will be paid to the Certificateholders; provided, however, if the Notes have been accelerated after an Event of Default, amounts in this clause (3) will instead be paid under clause (5) below;

  (4) Monthly Note Principal--the Monthly Note Principal for that
      Distribution Date will be applied to pay principal on the Notes in the following order of priority:

     (i)   on the Class A-1 Notes until they are paid in full;

     (ii)  on the Class A-2 Notes until they are paid in full;

     (iii) on the Class A-3 Notes until they are paid in full; and

     (iv)  on the Class A-4 Notes until they are paid in full;

     provided, however, if the amount available to pay the amounts described in this clause (4) is insufficient or if the Notes have been accelerated after an Event of Default, Monthly Note Principal will be paid pro rata on all classes of the Notes;

  (5) Certificate Interest (After Acceleration of Notes)--if the Notes have been accelerated after an Event of Default, Monthly Certificate Interest for that Distribution Date plus any overdue Monthly Certificate Interest for previous Distribution Dates plus interest on any overdue Monthly Certificate Interest payable on the Certificates at the Certificate Rate will be paid to the Certificateholders;

  (6) Monthly Certificate Principal--the Monthly Certificate Principal for that Distribution Date will be applied to pay principal on the Certificates;

  (7) Insurance Premium--the premium payable under the Insurance Agreement for that Distribution Date plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates will be paid to the Insurer;

  (8) Other Amounts Payable to the Insurer--the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the Insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the Insurer will be paid to the Insurer;

  (9) Additional Note Principal--if the Notes have been accelerated after an Event of Default, an amount equal to the Note Balance minus the Monthly Note Principal will be paid pro rata on all classes of the Notes after giving effect to all payments of principal on such Distribution Date until they have been paid in full;

  (10) Reserve Account Deposit--the amount, if any, necessary to increase the balance of the Reserve Account up to the Required Reserve Account Amount will be paid to the Reserve Account; and

  (11) Seller--any amounts remaining after the above distributions will be paid to the Seller.

                    Description of the Receivables Transfer
                            and Servicing Agreements

   We have summarized below some of the important terms of the Receivables Purchase Agreement and of the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC after the Trust issues the Securities. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. You can find more information about the transfer of the Receivables from the Seller to the Depositor and from the Depositor to the Trust on the Closing Date and the servicing of the Receivables in the prospectus under "Description of the Receivables Transfer and Servicing Agreements".

   The Seller will agree in the Receivables Purchase Agreement to repurchase from the Depositor or the Trust any Receivable as to which the Seller has breached a representation or warranty if that breach materially and adversely affects the interest of the Depositor or its assignee in that Receivable and the Seller has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Seller of that breach. Each Receivable to be repurchased by the Seller must be repurchased on the Distribution Date following that last day of the related Collection Period for an amount equal to the Purchase Amount. The Depositor will assign to the Trust under the Sale and Servicing Agreement all of its rights under the Receivables Purchase Agreement, including its right to cause the Seller to repurchase Receivables as to which there has been a breach of a representation or warranty. The repurchase obligation of the Seller under the Receivables Purchase Agreement, as assigned to the Trust under the Sale and Servicing Agreement, will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any uncured breach of a representation or warranty contained in the Receivables Purchase Agreement.

Servicing the Receivables

   The Servicer will agree in the Sale and Servicing Agreement to service, manage, maintain custody of and collect amounts due under the Receivables. The Servicer will agree to make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle retail installment sale contracts that it owns or services for itself or others. The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables. The Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

   The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding on the Certificate Final Scheduled Distribution Date, the Servicer will agree under the Sale and Servicing Agreement to purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any extension of a payment schedule that causes a Receivable to remain outstanding on the Certificate Final Scheduled Distribution Date.

   The Servicer will not make any Advances as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements--Advances".

   Circuit City Stores, Inc. will unconditionally guarantee the performance by CarMax of its obligations under the Sale and Servicing Agreement, including its obligation to purchase Receivables that remain outstanding on the Certificate Final Scheduled Distribution Date because of a payment extension.

Accounts

   In addition to the accounts referred to under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus--

  . the Servicer will establish the Note Distribution Account for the benefit of the Noteholders;

  . the Servicer will establish the Certificate Distribution Account for the benefit of the Certificateholders; and

  . the Servicer will establish the Reserve Account for the benefit of the Securityholders, the Servicer and the Insurer.

Servicing Compensation and Expenses

   The Servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Account and under the Insurance Policy. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Events of Servicing Termination

   The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in the prospectus.

   The following events will constitute Events of Servicing Termination:

  . the Servicer shall fail to make any required payment or deposit under the Sale and Servicing Agreement that continues unremedied beyond the earlier of five Business

    Days following the date that payment or deposit was due and, in the case of a payment or deposit to be made no later than a Distribution Date or the Business Day preceding a Distribution Date, that Distribution Date or preceding Business Day, as applicable;

  . the Servicer shall fail to deliver to the Owner Trustee, the Indenture
    Trustee or the Insurer the monthly report relating to the payment of amounts due to Securityholders beyond the earlier of three Business Days following the date that report was due and the Business Day preceding the related Distribution Date;

  . the Servicer shall fail to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement that materially and adversely affects the rights of the Depositor, the Securityholders or the Insurer and that continues unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Depositor, the Owner Trustee, the Indenture Trustee or the Insurer or to the Depositor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the Certificate Balance;

  . any representation or warranty of the Servicer made in, or in any certificate delivered under, the Sale and Servicing Agreement, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Depositor, the Owner Trustee, the Indenture Trustee or the Insurer or to the Depositor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the Certificate Balance;

  . an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the Servicer; or

  . the Servicer shall cease to be eligible to continue as Servicer under the Sale and Servicing Agreement.

Certain Matters Regarding the Servicer

   The provision in the prospectus in "Description of the Receivables Transfer and Servicing Agreements--Certain Matters Regarding the Servicer" regarding the right of the Servicer and its directors, officers, employees and agents being entitled to indemnification or held harmless by the Trust contained in the second sentence of the second paragraph of that section is not applicable to the transaction described in this prospectus supplement.

Rights Upon Event of Servicing Termination

   The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Rights Upon Event of Servicing Termination" in the prospectus.

   If an Event of Servicing Termination shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the Insurer may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. If an Event of Servicing Termination shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance, may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. If the rights and obligations of the Servicer under the Sale and Servicing Agreement have been terminated, the Indenture Trustee, or a successor Servicer appointed by the Insurer or, with the consent of the Insurer, by the Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the Indenture Trustee is unwilling or unable to act as successor Servicer, it may, with the consent of the Insurer, unless an Insurer Default shall have occurred and be continuing, appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with assets of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The Indenture Trustee may arrange for compensation to be paid to the successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement.

Right of Insurer to Terminate Servicer

   The Insurance Agreement sets forth additional termination events applicable to the Servicer, including a material failure of performance by the Servicer under the Sale and Servicing Agreement and an increase in the delinquencies or cumulative net losses on the Receivables above specified levels. If any such termination event shall have occurred and be continuing under the Insurance Agreement and an Insurer Default shall not have occurred and be continuing, the Insurer may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement.

Waiver of Past Events of Servicing Termination

   The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Waiver of Past Events of Servicing Termination" in the prospectus.

   The holders of Notes evidencing not less than 51% of the Note Balance may, on behalf of all Securityholders, or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default, except a default in making any required deposits to or payments from the Collection Account, the Note Distribution Account, the Certificate Distribution Account or the Reserve Account in accordance with the Sale and Servicing Agreement; provided, however, that no default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement may be waived without the consent of the Insurer if the waiver would reasonably be expected to have a material adverse effect upon the rights of the Insurer. No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders, the Certificateholders or the Insurer with respect to subsequent Events of Servicing Termination.

   The Insurer, if an Insurer Default shall not have occurred and be continuing, may, on behalf of all Securityholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default.

Amendment of the Sale and Servicing Agreement

   The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Amendment" in the prospectus.

   The Sale and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Owner Trustee, on behalf of the Trust, with the consent of the Indenture Trustee but without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision in the Sale and Servicing Agreement that may be inconsistent with any other provisions in the Sale and Servicing Agreement or this prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement that are not inconsistent with the provisions of the Sale and Servicing Agreement; provided, however, that no such amendment to the Sale and Servicing Agreement may materially adversely affect the interests of any Securityholder. An amendment will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the Indenture Trustee:

  . an opinion of counsel to that effect; or

  . a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of Notes or the Certificates.

   The Sale and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer and the Owner Trustee, on behalf of the Trust, with the consent of the Indenture Trustee, the consent of the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may:

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders, or change the Interest Rate applicable to any class of Notes, the Certificate Rate or the Required Reserve Account Amount, without the consent of all Securityholders adversely affected by the amendment;

  . reduce the percentage of the principal balance of the Notes or the Certificate Balance the consent of the holders of which is required for any amendment to the Sale and Servicing Agreement without the consent of all Securityholders adversely affected by the amendment; or

  . adversely affect the rating assigned by either Rating Agency to any class of Notes or the Certificates without the consent of the holders of Notes evidencing not less than 66 2/3% of the principal balance of that class or the holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance, as applicable.

   No amendment to the Sale and Servicing Agreement will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the amendment will not adversely affect the tax status of the Trust. No amendment to the Sale and Servicing Agreement will be permitted without the consent of the Insurer if the amendment would reasonably be expected to materially adversely affect the interests of the Insurer.

Optional Purchase of Receivables

   In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the aggregate Principal Balance of the Receivables as of the close of business on the last day of the related Collection Period was 10% or less of the initial aggregate Principal Balance of the Receivables. The price to be paid by the Servicer in connection with the exercise of this option will equal the Purchase Amount of all Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Account, must equal or exceed the Note Balance and the Certificate Balance as of the purchase date, in each case, plus accrued but unpaid interest as of the purchase date plus all amounts due to the Insurer under the Insurance Agreement. The Servicer will notify the Owner Trustee, the Indenture Trustee and the Depositor no later than 20 days prior to the related Distribution Date. The exercise of this right will affect the early retirement of the Securities.

Deposits to the Collection Account

   The provision set forth below supersedes the first two sentences of the first paragraph in "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

   As of the Closing Date, the Servicer will deposit all amounts received on or in respect of the Receivables into the Collection Account not later than two Business Days after receipt of those amounts. Notwithstanding the foregoing, the Servicer will be permitted to deposit those amounts into the Collection Account on the Business Day preceding any Distribution Date if (1) CarMax is the Servicer, (2) no Event of Servicing Termination shall have occurred and be continuing and (3) each other condition to making deposits less frequently than daily as may be specified by the Insurer and each Rating Agency has been satisfied. See "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

   On or before each Distribution Date, the Servicer will notify the Indenture Trustee to withdraw the Reserve Account Draw Amount from the Reserve Account and deposit this amount into the Collection Account.

   Amounts paid by the Insurer in respect of claims under the Insurance Policy will be deposited into the Collection Account.

   If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts paid by the Insurer on or before any Distribution Date as a result of the Insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid will be deposited into the Collection Account.

Servicer Will Provide Information to Indenture Trustee

   On or before each Determination Date, the Servicer will provide the Indenture Trustee with the information specified in the Sale and Servicing Agreement with respect to the related Distribution Date, including:

  . the aggregate amount of collections on the Receivables;

  . the aggregate amount of Defaulted Receivables;

  . the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

  . the Reserve Account Draw Amount, if any;

  . the Reserve Account Amount;

  . the Insurance Payment Amount, if any;

  . the aggregate amount to be distributed as principal and interest on the Securities; and

  . the Servicing Fee.

Reserve Account

   The Servicer will establish and maintain with the Indenture Trustee the Reserve Account into which certain excess collections on the Receivables will be deposited and from which amounts may be withdrawn to pay monthly Servicing Fees to the Servicer, to make required payments on the Securities and to make required payments to the Insurer.

   The Reserve Account Initial Deposit will be deposited in the Reserve Account on the Closing Date. On each Distribution Date, the Indenture Trustee will deposit in the Reserve Account, from amounts collected on or in respect of the Receivables during the preceding month and not used on that Distribution Date to make required payments to the Servicer, the

Securityholders or the Insurer, the amount, if any, by which the Required Reserve Account Amount for that Distribution Date exceeds the amount on deposit in the Reserve Account on that Distribution Date, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date. The amounts on deposit in the Reserve Account will be invested by the Servicer in eligible investments acceptable to each Rating Agency. The Reserve Account must be maintained as an eligible deposit account.

   On each Determination Date, the Servicer will determine the Reserve Account Draw Amount, if any, for the following Distribution Date. If the Reserve Account Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw that amount, up to the amount on deposit in the Reserve Account, from the Reserve Account and transfer the amount withdrawn to the Collection Account.

   If the amount on deposit in the Reserve Account on any Distribution Date exceeds the Required Reserve Account Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Distribution Date, that excess will be paid to the Seller. Any amount paid to the Seller will no longer be the property of the Trust. On or after the termination of the Trust, the Seller will be entitled to receive any amounts remaining in the Reserve Account after all required payments to the Servicer and the Insurer have been made, after all required payments to the Securityholders have been made and after the Insurance Policy has been terminated and returned to the Insurer for cancellation.

   The amount on deposit in the Reserve Account is expected to increase over time up to the Required Reserve Account Amount. No assurances can be given, however, that the amount on deposit in the Reserve Account will increase to the Required Reserve Account Amount, or that the amount on deposit in the Reserve Account will be sufficient on any Distribution Date to pay in full the Monthly
Note Interest, Monthly Note Principal, Monthly Certificate Interest and Monthly Certificate Principal due on that Distribution Date. If the amount on deposit in the Reserve Account is reduced to zero and there is an Insurer Default, the Trust's sole source of funds will be payments received on or in respect of the Receivables, including amounts recovered in connection with the repossession and sale of Financed Vehicles that secure Defaulted Receivables. In addition, because the market value of most motor vehicles declines with age and because of limitations on the manner in which motor vehicles may be repossessed and sold, the Servicer may not recover the entire amount due on a Defaulted Receivable if the related Financed Vehicle is repossessed and sold. If the amount on deposit in the Reserve Account is reduced to zero and there is an Insurer Default, you could experience losses or payment delays with respect to your Securities.

                           Description of the Insurer

MBIA

   MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. In addition, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

   MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding MBIA set forth under the headings "Description of the Insurer" and "Description of the Insurance Policy". In addition, MBIA makes no representations regarding the Securities or the advisability of investing in the Securities.

   The Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

   The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999 and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 2000 and for the nine month periods ended September 30, 2000 and September 30, 1999 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2000, are incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

   All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing those documents.

   The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles.

                                                              Statutory
                                                         Accounting Practices
                                                      --------------------------
                                                      December 31, September 30,
                                                          1999         2000
                                                      ------------ -------------
                                                       (Audited)    (Unaudited)
                                                            (in millions)
   Admitted Assets...................................    $7,045       $7,525
   Liabilities.......................................    $4,632       $5,101
   Capital and Surplus...............................    $2,413       $2,424
                                                          Generally Accepted
                                                        Accounting Principles
                                                      --------------------------
                                                      December 31, September 30,
                                                          1999         2000
                                                      ------------ -------------
                                                       (Audited)    (Unaudited)
                                                            (in millions)
   Assets............................................    $7,446       $8,124
   Liabilities.......................................    $3,218       $3,531
   Shareholder's Equity..............................    $4,228       $4,593

Where You Can Obtain Additional Information About MBIA

   Copies of the financial statements of MBIA incorporated by reference in this prospectus supplement and copies of MBIA's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Financial Strength Ratings of MBIA

   Moody's rates the financial strength of MBIA "Aaa". Standard & Poor's rates the financial strength of MBIA "AAA". Fitch, Inc. rates the financial strength of MBIA "AAA".

   Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

   The above ratings are not recommendations to buy, sell or hold the Securities, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. MBIA does not guarantee the market price of the Securities, nor does it guarantee that the ratings on the Securities will not be revised or withdrawn.

                      Description of the Insurance Policy

   On the Closing Date, the Insurer will issue the Insurance Policy under which the Insurer will unconditionally and irrevocably guarantee the payment of the Servicing Fee, Monthly Note Interest, Monthly Note Principal, Monthly Certificate Interest and Monthly Certificate Principal for each Distribution Date. The Insurer will pay any amount payable under the Insurance Policy no later than 12:00 noon, Eastern Time, on the later of the related Distribution Date and the second Business Day following receipt by the Insurer of a notice from the Indenture Trustee specifying the Policy Claim Amount for that Distribution Date. In making a claim under the Insurance Policy, the Indenture Trustee will act on behalf of the Securityholders and will comply with all the terms and conditions of the Insurance Policy. All amounts paid under the Insurance Policy will be deposited by the Indenture Trustee in the Collection Account. The Insurance Policy will be issued under the Insurance Agreement.

   The Insurer will be entitled to receive on each Distribution Date, from the Available Funds for that Distribution Date plus any amounts withdrawn from the Reserve Account on that Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date, the aggregate amount of any unreimbursed payments under the Insurance Policy and various other amounts, in each case as described under "Application of Available Funds--Priority of Distributions". The Insurer will not be entitled to reimbursement of any amounts paid under the Insurance Policy from the Securityholders. The Insurer will have no obligations to the Securityholders, the Indenture Trustee or the Owner Trustee other than its obligations under the Insurance Policy.

   The Insurer's obligations under the Insurance Policy shall be discharged to the extent funds to pay such obligations are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account by the Servicer or the Indenture Trustee, as applicable, in accordance with the Sale and Servicing Agreement or disbursed by the Insurer as provided in the Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

   The Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of such liability).

   There shall be no acceleration payment due under the Insurance Policy unless such acceleration is at the sole option of the Insurer.

Other Terms of the Insurance Policy

   If payment of any amount guaranteed under the Insurance Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the Trust, the Seller, the Servicer or CarMax, the Insurer will cause such payment to be made upon receipt by the Insurer from the Indenture Trustee, the Noteholders or the Certificateholders of (a) a certified copy of a final, nonappealable order of the court which exercised jurisdiction to the effect that the Indenture Trustee or the

Securityholders are required to return any such payment paid during the term of the Insurance Policy because such payment was avoided as a preference payment under applicable law, (b) an assignment irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee or the Securityholders relating to or arising under such avoided payment, and (c) a notice for payment appropriately completed and executed by the Indenture Trustee, the Noteholders or the Certificateholders. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such order and not to the Indenture Trustee or any Securityholder directly (unless such Securityholder has returned principal and interest paid on the Securities to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to such Securityholder).

   Notwithstanding the foregoing, in no event will the Insurer be obligated to make any payment in respect of any avoided payment, which payment represents a payment of interest or principal of the Securities, prior to the time the Insurer would have been required to make a payment in respect of such interest or principal.

                          Description of the Indenture

   The following summary further describes the material terms of the Indenture. See "The Indenture--Events of Default" in the prospectus for a further description of the other material terms of the Indenture.

Events of Default

   For purposes of this prospectus supplement, the first, third and fourth events of default listed in "The Indenture--Events of Default" in the prospectus shall not apply to this prospectus supplement.

   In addition to the Events of Default listed in "The Indenture--Events of Default" in the prospectus, the following events will also constitute Events of
Default:

  . a default by the Trust for five Business Days or more in the payment of any interest on any Notes;

  . a default in the observance or performance of any other material covenant or agreement of the Trust made in the Indenture and such default shall continue or not be cured for a period of 60 days after written notice of such default shall have been given to the Trust by the Depositor, the Indenture Trustee or the Insurer or to the Trust, the Depositor, the Insurer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance;

  . any representation or warranty of the Trust made in the Indenture or in any certificate delivered under the Indenture shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Trust by the Depositor, the Indenture Trustee or the Insurer or to the Trust, the Depositor, the Insurer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance; or

  . a claim shall be made under the Insurance Policy;

provided, however, that, unless an Insurer Default shall have occurred and be continuing, neither the Depositor, the Indenture Trustee nor the Noteholders may declare an Event of Default. If an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Depositor and the Indenture Trustee of notice that an Event of Default has occurred.

   The provision regarding the "Controlling Class" contained in the prospectus under "The Indenture" does not apply to this prospectus supplement. For the purposes of this prospectus supplement, "Controlling Class" in the prospectus shall be replaced with "Note Balance".

Rights Upon Event of Default

   The provisions set forth below supersede the provisions in "The Indenture-- Rights Upon Event of Default" in the prospectus.

   If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the Insurer may declare the Notes to be immediately due and payable and cause the Indenture Trustee to sell the property of the Trust in whole or in part and to distribute the proceeds of that sale in accordance with the Indenture. The Insurer may not, however, cause the Indenture Trustee to sell the property of the Trust in whole or in part following an Event of Default if the proceeds of that sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes unless the Event of Default arose from a claim being made under the Insurance Policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the Trust. If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the Insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the Notes and, if the Notes have been paid in full, the Certificates. The Indenture Trustee will continue to submit claims under the Insurance Policy with respect to the Securities following an Event of Default.

   If an Event of Default shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 66 2/3% of the Note Balance may declare the Notes to be immediately due and payable. Any declaration of acceleration by the Indenture Trustee or the Noteholders may be rescinded by the holders of Notes evidencing not less than 66 2/3% of the Note Balance at any time before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if the Trust has deposited with the Indenture Trustee an amount sufficient to pay all principal of and interest on the Notes as if the Event of Default giving rise to the declaration of acceleration had not occurred and all Events of Default, other than the nonpayment of principal of the Notes that has become due solely as a result of the acceleration, have been cured or waived.

   If the Notes have been declared immediately due and payable by the Indenture Trustee or the Noteholders following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the Trust, or elect to maintain the property of the Trust and continue to apply proceeds from the property of the Trust as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the property of the Trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the Notes or a default in the payment of any required principal payment on the Notes unless:

  . holders of Notes evidencing 100% of the Note Balance consent to the sale;

  . the proceeds of the sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes and all amounts due to the Insurer under the Insurance Agreement; or

  . the Indenture Trustee determines that the property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the holders of Notes evidencing not less than 66 2/3% of the Note Balance consent to the sale.

   The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the Trust to pay principal of and interest on the Notes on an ongoing basis.

   If the property of the Trust is sold following an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale to make the following payments in the following order of priority:

     (1) to the Indenture Trustee, all amounts due to the Indenture Trustee as compensation under the terms of the Indenture;

     (2) to the Servicer, all accrued but unpaid Servicing Fees;

     (3) to the Noteholders, all accrued but unpaid interest on the Notes;

     (4) to the Noteholders, the Note Balance;

     (5) to the Certificateholders, all accrued but unpaid interest on the Certificates; and

     (6) to the Certificateholders, the Certificate Balance.

   Any remaining amounts will be distributed first to the Insurer for amounts due to the Insurer and then to the Seller.

   If the property of the Trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal balance of and all accrued but unpaid interest on the Securities, the Indenture Trustee will withdraw available amounts from the Reserve Account and submit claims under the Insurance Policy in respect of that shortfall.

   If an Event of Default shall have occurred and be continuing, subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Noteholders if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.

Waiver of Past Defaults

   Prior to acceleration of the maturity of the Notes, the Insurer, if an Insurer Default shall not have occurred and be continuing, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, may, on behalf of all Noteholders, waive any past default or Event of Default, other than a default in payment of principal of or interest on any of the Notes or in respect of any covenant or other provision in the Indenture that cannot be amended, supplemented or modified without the unanimous consent of the Noteholders.

Replacement of Indenture Trustee

   The Insurer, if an Insurer Default shall not have occurred and be continuing, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, may remove the Indenture Trustee without cause by notifying the Indenture Trustee, the Trust, the Depositor, the Insurer and each Rating Agency of that removal and, following that removal, may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

   The Indenture Trustee may resign at any time by notifying the Trust, the Noteholders and the Insurer of that resignation. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee:

  . ceases to be eligible to continue as the Indenture Trustee under the Indenture;

  . is adjudged to be bankrupt or insolvent;

  . comes under the charge of a receiver or other public officer; or

  . otherwise becomes incapable of acting.

   Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator, with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, will be required promptly to appoint a successor Indenture Trustee under the Indenture.

Duties of Indenture Trustee

   Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

  . will perform those duties and only those duties that are specifically set forth in the Indenture;

  . may, in the absence of bad faith, rely on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

  . will examine any certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

   Upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

Compensation; Indemnification

   The Servicer will pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture; provided, however, that the Indenture Trustee will not be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The Indenture Trustee will not be liable:

  . for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

  . for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; or

  . for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing.

   The Indenture Trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the Indenture Trustee has actual knowledge of the default or has received written notice of the default in accordance with the Indenture.

Satisfaction and Discharge of Indenture

   If the Insurance Policy has been terminated and returned to the Insurer for cancellation, the Indenture will be discharged with respect to the collateral securing the Notes:

  . upon delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and accrued but unpaid interest on the Notes;

  . upon delivery to the Indenture Trustee and the Insurer of an officer's certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied; and

  . upon delivery to the Indenture Trustee of an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, to the effect that the satisfaction and discharge of the Indenture will not cause any Noteholder to be treated as having sold or exchanged its Notes for purposes of Section 1001 of the Internal Revenue Code.

Modification of Indenture

   The provisions set forth below supersede the first two paragraphs in "The Indenture-- Modification of Indenture" in the prospectus.

   The Owner Trustee, on behalf of the Trust, and the Indenture Trustee may, without the consent of the Noteholders but with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the Insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of, among other things, adding to the covenants of the Trust for the benefit of the Noteholders, curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture or this prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture which will not be inconsistent with other provisions of the Indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any Securityholder.

   The Owner Trustee, on behalf of the Trust, and the Indenture Trustee may, with the consent of the holders of Notes evidencing not less than 51% of the Note Balance, and with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the Insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture consented to by the Insurer on behalf of the Noteholders may materially adversely affect the interests of any Securityholder.

   A supplemental indenture will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the supplemental indenture obtains and delivers to the Indenture Trustee:

  .  an opinion of counsel to that effect; or

  . a letter from each Rating Agency to the effect that the supplemental indenture would not result in a downgrading or withdrawal of its rating then assigned to any class of the Securities.

   No supplemental indenture will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the Trust. No supplemental indenture will be permitted without the consent of the Insurer if the supplemental indenture would reasonably be expected to materially adversely affect the interests of the Insurer.

   See "The Indenture--Modification of Indenture" in the prospectus for further limitations on modifying the Indenture.

Administration Agreement

   Pursuant to the Administration Agreement, CarMax, as Administrator, will provide notices and perform other obligations of the Trust under the Indenture and the Trust Agreement. The Administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer.

                       Description of the Trust Agreement

   The following summary describes the material terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the Trust issues the Securities.

Formation of Trust; Issuance of Certificates

   On October 11, 2000, the Depositor formed the Trust and appointed the Owner Trustee as trustee of the Trust. The Trust will, concurrently with the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, issue the Certificates.

Replacement of Owner Trustee

   The Owner Trustee may resign at any time by notifying the Administrator, the Depositor and the Insurer of that resignation. The Administrator may remove the Owner Trustee if the Owner Trustee:

  . ceases to be eligible to continue as the trustee under the Trust
    Agreement;

  . is adjudged to be bankrupt or insolvent;

  . comes under the charge of a receiver or other public officer; or

  . otherwise becomes incapable of acting.

   Upon the resignation or removal of the Owner Trustee, the Administrator, with the consent of the Depositor and, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will be required promptly to appoint a successor Trustee under the Trust Agreement.

Duties of Owner Trustee

   The Owner Trustee will agree to administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture, and in accordance with the provisions of the Trust Agreement. The Owner Trustee will not be required to take any action that it has reasonably determined is likely to result in liability on the part of the Owner Trustee or that is contrary to the terms of the Trust Agreement or applicable law.

Compensation; Indemnification

   The Servicer will pay to the Owner Trustee from time to time reasonable compensation for its services, reimburse the Owner Trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the Owner Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the Trust or the performance of its duties under the Trust Agreement; provided, however, that the Owner Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The Owner Trustee will not be liable:

  . for any error of judgment made by it in good faith unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

  . for any action it takes or omits to take in good faith in accordance with directions received by it from the Certificateholders, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

  . for indebtedness evidenced by or arising under the Trust Agreement or any of the related documents, including the principal of or interest on the Securities; or

  . for the default or misconduct of the Servicer, the Administrator, the Depositor, the Indenture Trustee or any agent or attorney selected by the Owner Trustee with reasonable care.

Termination of Trust

   If the Insurance Policy has been terminated and returned to the Insurer for cancellation, the Trust Agreement, except for provisions relating to compensation, reimbursement and indemnification of the Owner Trustee, will terminate and be of no further force or effect and the Trust will dissolve:

  . upon the payment to the Insurer and the Securityholders of all amounts required to be paid to them under the Insurance Agreement, the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable; or

  . on the Distribution Date following the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust.

Amendment of Trust Agreement

   The Owner Trustee, on behalf of the Trust, and the Depositor may, without the consent of the Securityholders but with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the Insurer and each Rating Agency, amend the Trust Agreement for the purpose of curing any ambiguity, correcting or supplementing any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement which will not be inconsistent with other provisions of the Trust Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Securityholder. An amendment will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the Owner Trustee:

  . an opinion of counsel to that effect; or

  . a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of Notes or the Certificates.

   The Owner Trustee, on behalf of the Trust, and the Depositor may, with the consent of the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, holders of Certificates evidencing not less than 51% of the Certificate Balance, and with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the Insurer and each Rating Agency, amend the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders, or change the Interest Rate applicable to any class of Notes or the Certificate Rate without the consent of all Securityholders adversely affected by the amendment;

  . reduce the percentage of the Note Balance or the Certificate Balance the consent of the holders of which is required for any amendment to the Trust Agreement without the consent of all Securityholders adversely affected by the amendment; or

  . adversely affect the rating assigned by either Rating Agency to any class of Notes or the Certificates without the consent of the holders of Notes evidencing not less than 66 2/3% of the principal balance of that class or the holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance, as applicable.

   No amendment to the Trust Agreement will be permitted unless an opinion of counsel is delivered to the Owner Trustee to the effect that the amendment will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the Trust. No amendment to the Trust Agreement will be permitted without the consent of the Insurer if the amendment would reasonably be expected to materially adversely affect the interests of the Insurer.

Securities Owned By the Trust, the Depositor, the Seller, the Servicer or Their
                                   Affiliates

   In general, except as otherwise described in the Indenture, the Trust Agreement, the Sale and Servicing Agreement or any other document related to the transaction described in this prospectus supplement, any Securities owned by the Trust, the Depositor, the Seller, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of the Securities except that such Securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

                    Material Federal Income Tax Consequences

   In the opinion of Brown & Wood LLP, counsel for the Depositor and federal tax counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Material Federal Income Tax Consequences" in the Prospectus.

                              ERISA Considerations

The Notes

   The Notes may, in general, be purchased by, on behalf of or with "plan assets" of Plans. Although we cannot assure you in this regard, the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Notes:

  . are expected to be treated as indebtedness under local law and will, in the opinion of federal tax counsel for the Trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus); and

  . should not be deemed to have any "substantial equity features".

   See "ERISA Considerations" in the prospectus.

   However, the acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the Trust, the Owner Trustee, the Indenture Trustee, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities--for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". Each investor in a Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or its acquisition and holding of the Note satisfy the requirements for exemptive relief under one of the foregoing exemptions.

   Because the Trust, the Servicer, the Trustees, the Underwriters, any provider of credit support or any of their affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or
Section 4975 of the Code for which no exemption may be available. Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the Trust, the Servicer, any Trustee, any Underwriter, any provider of credit support or any of their affiliates has investment authority with respect to such assets. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

The Certificates

   Because the Certificates constitute equity interests in the Trust, ownership of Certificates by Plans may cause the assets of the Trust to constitute plan assets of Plans, and to be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Consequently, Plans may not acquire Certificates.

   In addition, investors other than Plans should be aware that a prohibited transaction under ERISA and the Internal Revenue Code could be deemed to occur if any holder of the Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules.

   Each purchaser of the Certificates will be deemed to represent and certify that it is not a Plan, and is not acquiring such Certificates on behalf of, or with plan assets of, any Plan.

   For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the prospectus.

                                  Underwriting

   Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to cause the Trust to sell to each of the note underwriters named below, for whom First Union Securities, Inc. is acting as representative, and each of those note underwriters has severally agreed to purchase, the initial principal amount of Class A-1

Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                              Principal    Principal    Principal    Principal
                              Amount of    Amount of    Amount of    Amount of
                              Class A-1    Class A-2    Class A-3    Class A-4
Note Underwriters                Notes        Notes        Notes        Notes
-----------------            ------------ ------------ ------------ ------------
First Union Securities,
  Inc......................  $ 50,752,000 $ 65,543,000 $ 59,643,000 $ 38,168,000
Banc of America Securities
  LLC......................    50,751,000   65,541,000   59,643,000   38,167,000
Morgan Stanley & Co.
  Incorporated.............    50,751,000   65,541,000   59,643,000   38,167,000
                             ------------ ------------ ------------ ------------
  Total....................  $152,254,000 $196,625,000 $178,929,000 $114,502,000
                             ============ ============ ============ ============

   The Depositor has been advised by the underwriters of the Notes that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

   Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to cause the Trust to sell to the certificate underwriter named below, and the certificate underwriter has agreed to purchase, the initial principal amount of the Certificates set forth below opposite its name.

                                                                     Principal
                                                                     Amount of
   Certificate Underwriter                                          Certificates
   -----------------------                                          ------------
   First Union Securities, Inc..................................... $13,108,000

   The Depositor has been advised by the certificate underwriter that it proposes initially to offer the Certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the Certificates, the public offering price may change.

   The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes or the Certificates, as the case may be, shall be as follows:

                                                        Selling
                                                      Concessions   Reallowance
                                                     not to exceed not to exceed
                                                     ------------- -------------
   Class A-1 Notes..................................     0.075%        0.038%
   Class A-2 Notes..................................     0.120%        0.060%
   Class A-3 Notes..................................     0.132%        0.066%
   Class A-4 Notes..................................     0.144%        0.072%
   Certificates.....................................     0.225%        0.113%

   Until the distribution of the Securities is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Securities.

   The underwriters may make short sales in the Securities in connection with this offering (i.e., they sell more Notes or Certificates than they are required to purchase in the offering). This type of short sale is commonly referred to as a "naked" short sale because the related underwriters do not have an option to purchase these additional securities in the offering. The underwriters must close out any naked short position by purchasing Notes or Certificates, as the case may be, in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the Notes or Certificates in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or the Certificates, as the case may be, or preventing or retarding a decline in the market price of the Notes or the Certificates.

   The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of such Securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Securities as part of the offering.

   In general, purchases of a Security for the purpose of stabilization or to reduce a short position could cause the price of the Security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Security to the extent that it were to discourage resales of the Security.

   Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   The Securities are new issues of securities and there currently is no secondary market for the Notes or the Certificates. The underwriters for the Notes and the Certificates, respectively, expect to make a secondary market for the related Securities, but will not be obligated to do so. We cannot assure you that a secondary market for the Notes or the Certificates will develop. If a secondary market for the Notes or the Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes or Certificates.

   The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters or their affiliates.

   In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Depositor and its affiliates.

   The Depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

   The closings of the sale of each class of Notes and the Certificates are conditioned on the closing of the sale of each other class of Notes and the Certificates.

   Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the Depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                 Legal Opinions

   Certain legal matters relating to the Securities, including certain federal income tax matters, will be passed upon for the Depositor by Brown & Wood LLP, San Francisco, California. Certain legal matters relating to the Seller and Servicer will be passed upon by McGuireWoods LLP, Richmond, Virginia. Certain legal matters relating to the Insurer and the Insurance Policy will be passed upon for MBIA by Shaw Pittman, New York, New York.

                                    Experts

   The balance sheet of CarMax Auto Owner Trust 2001-1 as of January 8, 2001 has been included in this prospectus supplement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated balance sheets of MBIA and its consolidated subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, have been incorporated by reference in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               Glossary of Terms

   Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

   "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool-Weighted Average Life of the Securities".

   "ABS Table" means the tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages".

   "Administration Agreement" means the Administration Agreement, dated as of January 1, 2001, among the Administrator, the Trust and the Indenture Trustee, as amended or supplemented.

   "Administrator" means CarMax, as administrator under the Administration Agreement.

   "Available Collections" means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period (subject to the exclusions set forth below such amounts):

    . all obligor payments received with respect to the Receivables during the Collection Period;

    . all Liquidation Proceeds received with respect to the Receivables during the Collection Period;

    . all interest earned on funds on deposit in the Collection Account during the Collection Period;

    . the Purchase Amount of each Receivable that became a Purchased
      Receivable during the Collection Period; and

    . all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections for any Distribution Date will exclude all payments and proceeds (including Liquidation Proceeds) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period.

   "Available Funds" means, for any Distribution Date, the sum of Available Collections, the Policy Claim Amount, the Reserve Account Draw Amount and, if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the Insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the Insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

   "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of North Carolina and the Commonwealth of Virginia are authorized by law, regulation or executive order to be closed.

   "CarMax" means CarMax Auto Superstores, Inc., and its successors.

   "CarMax Auto Finance" means the financing unit of CarMax, and its successors.

   "Certificate Balance" means, with respect to the Certificates, initially, $13,108,000, and thereafter, the initial Certificate Balance of the Certificates, reduced by all amounts allocable to principal previously distributed to the Certificateholders.

   "Certificate Distribution Account" means the account established and maintained by the Servicer in the name of the Owner Trustee pursuant to the Trust Agreement for the benefit of the Certificateholders.

   "Certificate Final Scheduled Distribution Date" means the February 15, 2007 Distribution Date.

   "Certificate Rate" means 5.830% per annum.

   "Certificateholders" means holders of record of the Certificates.

   "Certificates" means the $13,108,000 aggregate principal amount of the Trust's 5.830% Asset Backed Certificates.

   "Class A-1 Notes" means the $152,254,000 aggregate principal amount of the Trust's 5.60800% Asset Backed Notes, Class A-1.

   "Class A-2 Notes" means the $196,625,000 aggregate principal amount of the Trust's 5.390% Asset Backed Notes, Class A-2.

   "Class A-3 Notes" means the $178,929,000 aggregate principal amount of the Trust's 5.490% Asset Backed Notes, Class A-3.

   "Class A-4 Notes" means the $114,502,000 aggregate principal amount of the Trust's 5.700% Asset Backed Notes, Class A-4.

   "Clearstream" means Clearstream Banking, societe anonyme and a professional depository under the laws of Luxembourg.

   "Closing Date" means January 25, 2001.

   "Collection Account" means an account, held in the name of the Indenture Trustee and for the benefit of the Insurer and the Securityholders, into which the Servicer is required to deposit collections on the Receivables and other amounts.

   "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from and excluding November 30, 2000 to and including February 28, 2001.

   "Contract Rate" means the per annum interest borne by a Receivable.

   "Cutoff Date" means November 30, 2000.

   "Defaulted Receivable" means a Receivable as to which any of the following has occurred:

    . any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Servicer has repossessed the related Financed Vehicle;

    . the Servicer has repossessed and sold the related Financed Vehicle; or

    . the Servicer has determined in accordance with its customary practices that the Receivable is uncollectable;

provided, however, that a Receivable will not be a Defaulted Receivable until the last day of the month during which one of these events first occurs; and, provided further, that any Receivable which CarMax or the Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement will not be deemed to be a Defaulted Receivable.

   "Depositor" means Pooled Auto Securities Shelf LLC.

   "Determination Date" means the sixth day preceding each Distribution Date or, if the sixth day is not a Business Day, the following Business Day.

   "Distribution Date" means the date on which the Trust will pay interest and principal on the Securities, which will be the 15th day of each month or, if any such day is not a Business Day, on the next Business Day, commencing March 15, 2001.

   "DTC" means The Depository Trust Company and any successor depository selected by the Indenture Trustee or the Owner Trustee, as applicable.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

   "Event of Default" means an event of default under the Indenture, as described under "Description of the Indenture--Events of Default".

   "Event of Servicing Termination" means an event of servicing termination under the Sale and Servicing Agreement, as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

   "Final Scheduled Distribution Date" means, for each class of Notes and the Certificates, the related date set forth in "Summary--Terms of the Securities" or, if any such date is not a Business Day, the next succeeding Business Day.

   "Financed Vehicles" means the new or used motor vehicles financed by the Receivables.

   "Indenture" means the Indenture, dated as of January 1, 2001 between the Trust and the Indenture Trustee, as amended or supplemented.

   "Indenture Trustee" means Bankers Trust Company, a New York banking corporation, as indenture trustee under the Indenture.

   "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among MBIA, the Trust, the Depositor, the Indenture Trustee, CarMax, the Seller and the Servicer, as amended or supplemented.

   "Insurance Payment Amount" means, for any Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates plus the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the Insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the Insurer under the Insurance Agreement.

   "Insurance Policy" means the irrevocable financial guaranty insurance policy issued by the Insurer, dated the Closing Date, in respect of the Securities.

   "Insurer" means MBIA, and its successors.

   "Insurer Default" means the Insurer shall fail to make any payment required under the Insurance Policy in accordance with its terms or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the Insurer.

   "Interest Rate" means, with respect to any class of Notes, the interest rate for that class set forth under "Description of the Notes--Payments of Interest".

   "Liquidation Proceeds" means all amounts received by the Servicer, from whatever source, with respect to any Defaulted Receivable, net of the sum of
(i) expenses incurred by the Servicer in connection with collection and repossession plus (ii) any payments required by law to be remitted to the obligor.

   "MBIA" means MBIA Insurance Corporation, a stock insurance company incorporated under the laws of the State of New York, and its successors.

   "Monthly Certificate Interest" means, for any Distribution Date, the interest payable on the Certificates on that Distribution Date.

   "Monthly Certificate Principal" means, for any Distribution Date on or after which the Notes have been paid in full, the lesser of:

    . the Certificate Balance as of the day preceding that Distribution
      Date; and

    . the amount necessary to reduce the Certificate Balance as of the day preceding that Distribution Date to the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period;

provided, however, that the Monthly Certificate Principal on the Certificate Final Scheduled Distribution Date will equal the outstanding principal balance of the Certificates as of the day preceding that Distribution Date.

   "Monthly Note Interest" means, for any Distribution Date, the sum of the interest payable on that Distribution Date on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

   "Monthly Note Principal" means, for any Distribution Date, the lesser of:

    . the Note Balance as of the day preceding that Distribution Date; and

    . the amount necessary to reduce the sum of the Note Balance and the Certificate Balance as of the day preceding that Distribution Date to the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period;

provided, however, that the Monthly Note Principal on the Final Scheduled Distribution Date for any class of Notes will equal the greater of the amount described immediately above and the outstanding principal balance of that class of Notes as of the day preceding that Distribution Date.

   "Moody's" means Moody's Investors Service, Inc., and its successors.

   "Note Balance" means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

   "Note Distribution Account" means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

   "Noteholders" means holders of record of the Notes.

   "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

   "Outstanding" means, as of any Distribution Date, all Notes authenticated and delivered under the Indenture except:

     (i) Notes canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

     (ii) Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee or any Paying Agent in trust for the holders of the Notes; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

     (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser.

   "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

   "Paying Agent" means the Indenture Trustee or any other person eligible under the Indenture.

   "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code.

   "Policy Claim Amount" means, for any Distribution Date, the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the sum of Available Collections plus the Reserve Account Draw Amount for that Distribution Date.

   "Principal Balance" means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of (i) that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method (to the extent collected) plus (ii) any rebates of extended warranty contract costs or physical damage, theft, credit life or credit disability insurance premiums included in the amount financed plus (iii) any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable; provided, however, that (a) the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and (b) the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

   "PTCE" means Prohibited Transaction Class Exemption.

   "Purchase Amount" means the price at which the Seller or the Servicer must purchase a Receivable, which price equals the Principal Balance plus interest accrued thereon at the Contract Rate specified in the Receivable to but excluding the Distribution Date on which such repurchase occurs.

   "Purchased Receivable" means a Receivable repurchased from the Trust by the Seller or the Servicer because of a breach of a representation, warranty or servicing covenant under the Sale and Servicing Agreement.

   "Rating Agency" means Moody's and Standard & Poor's.

   "Receivables" means the motor vehicle retail installment sale contracts transferred by the Depositor to the Trust.

   "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of January 1, 2001, between the Seller and the Depositor, as amended or supplemented.

   "Record Date" means, with respect to any Distribution Date, the Business Day immediately preceding that Distribution Date or, if the related Securities are issued as definitive securities, the last Business Day of the preceding month.

   "Required Payment Amount" means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1),
(2), (3), (4), (5) and (6) under "Application of Available Funds--Priority of Distributions".

   "Required Reserve Account Amount" means, for any Distribution Date, the greater of--

    . $6,554,182.13; and

    . 3.00% of the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period;

provided, however, the Required Reserve Account Amount shall equal the amount required to be on deposit in the Reserve Account under the Insurance Agreement in the event of the occurrence of certain events specified therein; provided, further, however, that the Required Reserve Account Amount for any Distribution Date will not exceed the principal balance of the Securities as of that Distribution Date, after giving effect to all payments of principal made to the Securityholders on that Distribution Date.

   "Reserve Account" means the account established and maintained by the Servicer in the name of the Indenture Trustee into which the Trust will deposit the Reserve Account Initial Deposit and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

   "Reserve Account Amount" means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), including investment earnings earned on amounts on deposit therein during the related Collection Period.

   "Reserve Account Draw Amount" means, for any Distribution Date, the lesser of (i) the amount, if any, by which the sum of the Required Payment Amount plus the Insurance Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date and (ii) the Reserve Account Amount for that Distribution Date.

   "Reserve Account Initial Deposit" means $8,192,727.66.

   "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of January 1, 2001, among the Trust, the Depositor, the Seller and the Servicer, as amended or supplemented.

   "SEC" means the Securities and Exchange Commission, and its successors.

   "Securities" means the Notes and the Certificates.

   "Securityholders" means the Noteholders and Certificateholders.

   "Seller" means CarMax Auto Superstores, Inc., and its successors.

   "Servicer" means CarMax, as servicer under the Sale and Servicing Agreement.

   "Servicing Fee" means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% per annum and the aggregate Principal Balance of the Receivables as of the first day of that Collection Period (or as of the Closing Date in the case of the first Distribution Date).

   "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and its successors.

   "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of January 1, 2001, between the Depositor and the Owner Trustee, as amended or supplemented.

   "UCC" means the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

                         CarMax Auto Owner Trust 2001-1

                         Index to Financial Statements

                                                                           Page
                                                                           -----
Independent Auditors' Report.............................................. S-F-2
Balance Sheet............................................................. S-F-3
Note to Balance Sheet..................................................... S-F-4

                                     S-F-1

                          Independent Auditors' Report

   Wilmington Trust Company, as Owner Trustee
   For CarMax Auto Owner Trust 2001-1:

   We have audited the accompanying balance sheet of CarMax Auto Owner Trust 2001-1 (the "Trust") as of January 8, 2001. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CarMax Auto Owner Trust 2001-1 as of January 8, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                              KPMG LLP

   Richmond, Virginia
   January 10, 2001


                                     S-F-2

                         CarMax Auto Owner Trust 2001-1

                                 Balance Sheet

                                January 8, 2001

                                 Assets

Cash.................................................................... $1,000
                                                                         ------
                       Undivided Trust Interests

Undivided trust interests............................................... $1,000
                                                                         ======

   See accompanying note to balance sheet.


                                     S-F-3

                         CarMax Auto Owner Trust 2001-1

                             Note to Balance Sheet

                                January 8, 2001

(1) Summary of Significant Accounting Policies

  (a) Organization

  CarMax Auto Owner Trust 2001-1 (the "Trust"), a Delaware business trust, was formed on October 11, 2000 between Pooled Auto Securities Shelf LLC, a Delaware limited liability company, as depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Owner Trustee").

  The purpose of the Trust is to conserve assets of the Trust and collect and disburse the periodic income from such assets. In order to achieve this purpose, the Trust will issue notes and certificates and pay interest on and principal of the notes and certificates. The purpose and responsibilities of the Trust are further described in the Trust Agreement dated January 1, 2001.

  (b) Undivided Trust Interests

  Undivided trust interests represents the capital contribution of Pooled Auto Securities Shelf LLC to the Trust.

  (c) Income Taxes

  For purposes of federal income, state and local income and franchise tax and any other income taxes, the Trust is intended to be treated as either a "nonentity" under Treasury Regulations or as a partnership and the certificateholders will be treated as partners in that partnership. Accordingly, no taxes are provided, as trust income is passed through to the beneficiaries of the Trust.


                                     S-F-4

                                                                         ANNEX I

                        Global Clearance, Settlement and
                          Tax Documentation Procedures

   The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

   Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

   Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

   See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for further information.

   Exemption For Non-United States Persons. Non-United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

   Exemption For Non-United States Persons With Effectively Connected
Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries. Non-United States Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

                                     S-I-1

   Exemption For United States Persons. United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 ECI and Form W-8 BEN are effective from the date the form is signed through the end of the third succeeding calendar year.

   This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read "Material Federal Income Tax Consequences" in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

                                     S-I-2

PROSPECTUS

                               Asset Backed Notes
                           Asset Backed Certificates
                           (Each Issuable In Series)

                                ----------------

                        Pooled Auto Securities Shelf LLC
                                  as depositor

                                ----------------


 Before you purchase     Each trust--
 any of these
 securities, be sure
 to read the risk
 factors beginning on
 page 11 of this
 prospectus and the
 risk factors set
 forth in the related
 prospectus
 supplement.

                         . will issue a series of asset-backed notes and/or
                           certificates in one or more classes;

                         . will own--

                         . a pool of loans made to finance the retail
                           purchase of new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles;


 The notes and the       . collections on those loans;
 certificates will
 represent interests
 in or obligations of
 the trust only and
 will not represent
 interests in or
 obligations of
 Pooled Auto
 Securities Shelf LLC
 or any of its
 affiliates.

                         . security interests in the vehicles financed by
                           those loans;

                         . any proceeds from claims on related insurance
                           policies; and

                         . funds in accounts of the trust; and

                         . may have the benefit of one or more other forms of
                           credit enhancement.


 This prospectus may     The main sources of funds for making payments on a
 be used to offer and    trust's securities will be collections on its loans
 sell any of the         and any credit enhancement that the trust may have.
 notes and/or
 certificates only if
 accompanied by the
 prospectus
 supplement for the
 related trust.

                         The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

                                ----------------

                The date of this Prospectus is January 18, 2001.

                               Table of Contents

                                                                          Page
                                                                          ----
Important Notice About Information Presented in this Prospectus and the
  Accompanying Prospectus Supplement.....................................   4
Where You Can Find Additional Information................................   4
Incorporation of Certain Documents by Reference..........................   4
 Copies of the Documents.................................................   5
Summary..................................................................   6
Risk Factors.............................................................  11
The Trusts...............................................................  18
 The Receivables.........................................................  18
 The Seller and the Servicer.............................................  19
 The Trustees............................................................  19
The Receivables Pools....................................................  20
 The Receivables.........................................................  20
Maturity and Prepayment Considerations...................................  23
Pool Factors and Trading Information.....................................  24
 Notes...................................................................  24
 Certificates............................................................  25
 The Factors Described Above Will Decline as the Trust Makes Payments on
   the Securities........................................................  25
 Additional Information..................................................  25
Use of Proceeds..........................................................  26
The Company..............................................................  26
Principal Documents......................................................  27
Certain Information Regarding the Securities.............................  28
 General.................................................................  28
 Fixed Rate Securities...................................................  29
 Floating Rate Securities................................................  29
 Book-Entry Registration.................................................  30
 Definitive Securities...................................................  36
 Reports to Securityholders..............................................  37
The Indenture............................................................  38
 The Indenture Trustee...................................................  44

                                                                           Page
                                                                           ----
Description of the Receivables Transfer and Servicing Agreements..........  45
 Sale and Assignment of Receivables.......................................  45
 Accounts.................................................................  47
 Servicing Procedures.....................................................  48
 Collections..............................................................  49
 Advances.................................................................  49
 Servicing Compensation and Expenses......................................  50
 Distributions............................................................  51
 Credit and Cash Flow Enhancement.........................................  51
 Statements to Trustees and Trusts........................................  53
 Evidence as to Compliance................................................  53
 Certain Matters Regarding the Servicer...................................  53
 Events of Servicing Termination..........................................  54
 Rights Upon Event of Servicing Termination...............................  55
 Waiver of Past Events of Servicing Termination...........................  55
 Amendment................................................................  56
 Payment of Notes.........................................................  56
 Termination..............................................................  56
 List of Certificateholders...............................................  57
 Administration Agreement.................................................  57
Material Legal Issues Relating to the Receivables.........................  58
 General..................................................................  58
 Security Interests in the Financed Vehicles..............................  58
 Enforcement of Security Interests in Vehicles............................  60
 Certain Bankruptcy Considerations........................................  61
 Consumer Protection Laws.................................................  61
 Other Matters............................................................  63

                                                                           Page
                                                                           ----
Material Federal Income Tax Consequences..................................  63
 Trusts for Which a Partnership Election is Made..........................  64
 Trusts in Which all Certificates are Retained by the Seller or an
   Affiliate of the Seller................................................  72
 Trusts Treated as Grantor Trusts.........................................  73
Certain State Tax Consequences............................................  79

                                                                            Page
                                                                            ----
ERISA Considerations.......................................................  79
 Certificates..............................................................  82
 Special Considerations Applicable to Insurance Company General Accounts...  85
Plan of Distribution.......................................................  86
 Sales Through Underwriters................................................  86
 Other Placements of Securities............................................  87
Legal Opinions.............................................................  87
Glossary of Terms..........................................................  88

                Important Notice About Information Presented in
                      This Prospectus and the Accompanying
                             Prospectus Supplement

   We provide information on your securities in two separate documents that offer varying levels of detail:

  . this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

  . the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

   If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

                   Where You Can Find Additional Information

   Pooled Auto Securities Shelf LLC has filed a registration statement with the SEC under the Securities Act. This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

   You may inspect and copy the Registration Statement at:

  . the public reference facilities maintained by the SEC at 450 Fifth
    Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

  . the SEC's regional office at Citicorp Center, 500 West Madison Street,
    14th Floor, Chicago, Illinois 60661, and

  . the SEC's regional office at Seven World Trade Center, New York, New York
    10048.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                Incorporation of Certain Documents by Reference

   The SEC allows us to "incorporate by reference" information filed with it by Pooled Auto Securities Shelf LLC on behalf of the trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

   You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

  . you received this prospectus and the prospectus supplement and

  . you request such copies from Pooled Auto Securities Shelf LLC, One First
    Union Center, Charlotte, North Carolina 28288; telephone: (704) 374-8437.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    Summary

   The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Trusts

   A separate trust will be formed to issue each series of securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the depositor and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer, the depositor and the trustee of the trust.

The Depositor

   Pooled Auto Securities Shelf LLC.

Seller

   The prospectus supplement will name the seller for the trust.

Servicer

   The prospectus supplement will name the servicer for the trust.

Trustee

   The prospectus supplement will name the trustee for the trust.

Indenture Trustee

   If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

   A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

 . its principal amount;

 . its interest rate, which may be fixed or variable or a combination;

 . the timing, amount and priority or subordination of payments of principal and interest;

 . the method for calculating the amount of principal and interest payments;

 . its final scheduled distribution date;

 . whether and when it may be redeemed prior to its final scheduled distribution date; and

 . how losses on the receivables are allocated among the classes of securities.

   Some classes of securities may be entitled to:

 . principal payments with disproportionate, nominal or no interest payments or

 . interest payments with disproportionate, nominal or no principal payments.

   The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

   Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a distribution date will be the business day immediately preceding the distribution date or if definitive securities are issued, the last day of the preceding calendar month.

Investment in the Securities

   There are material risks associated with an investment in the securities.

   For a discussion of the risk factors which should be considered in deciding whether to purchase any of the securities, see "Risk Factors" in the prospectus and in the related prospectus supplement.

Optional Redemption

   Except as otherwise specified in the related prospectus supplement, the servicer will have the option to purchase the receivables of each trust on any distribution date when the aggregate principal balance of the receivables sold to the trust has declined to 10% or less of the initial amount. Upon such a purchase, the securities of that trust will be prepaid in full.

The Receivables and Other Trust Property

  The Receivables

   The receivables of each trust will consist of a pool of motor vehicle installment loans or installment sale contracts originated, either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by a purchaser of acquired assets with dealers or lenders and sold to the depositor. The receivables will be secured by new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles and other property, including:

 . the rights to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

 . security interests in the vehicles financed by the receivables; and

 . any proceeds from claims on various related insurance policies.

   You will find a description of the characteristics of each trust's receivables in the related prospectus supplement.

   For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools".

  Other Property of the Trust

   In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

 . an account into which collections are deposited;

 . an account to fund post-closing purchases of additional receivables; or

 . a reserve fund or other account providing credit enhancement.

  Purchase of Receivables After the Closing Date

   If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over any funding period that may be specified in the prospectus supplement. A funding period will not exceed one year from the applicable closing date. During a funding period the trust will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the trust established with the related trustee. The other terms, conditions and limitations of the purchase of receivables during any funding period will be specified in the related prospectus supplement.

Credit or Cash Flow Enhancement

   The prospectus supplement will specify the credit or cash flow enhancement, if any, for each trust. Credit or cash flow enhancement may consist of one or more of the following:

 . subordination of one or more classes of securities;

 . a reserve fund;

 . overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities);

 . excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in any reserve fund);

 . a letter of credit or other credit facility;

 . a surety bond or insurance policy;

 . liquidity arrangements;

 . swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

 . repurchase or put obligations;

 . yield supplement agreements;

 . guaranteed investment contracts;

 . guaranteed rate agreements; or

 . other agreements with respect to third party payments or other support.

   Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

  Reserve Fund

   If there is a reserve fund, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

   Amounts on deposit in a reserve fund will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve fund and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

   For more information about credit enhancement, see "Description of the Receivables Transfer and Servicing Agreements--Credit and Cash Flow Enhancement".

Transfer and Servicing of the Receivables

   With respect to each trust, a seller will sell the related receivables to the depositor under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

   For more information about the sale and servicing of the receivables, see "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

  Servicing Fees

   Each trust will pay the related servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

  Optional Servicer Advances of Late Interest Payments

   Unless otherwise specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

   The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related late payments.

  Repurchase May Be Required in Certain Circumstances

   If so provided in the related prospectus supplement, the seller will be obligated to repurchase any receivable transferred to the trust, if

  . one of the seller's representations or warranties is breached with respect to that receivable,

  .  the receivable is materially and adversely affected by the breach and

  . the breach has not been cured following the discovery by or notice to the seller and the depositor of the breach.

If so provided in the related prospectus supplement, the seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase.

   In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

   For a discussion of the representations and warranties given by the seller and the servicer and their related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

Tax Status

  Trusts Other Than Grantor Trusts

   Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust, it is the opinion of Brown & Wood LLP, as federal tax counsel to the trust, that for federal income tax purposes:

 . The notes will be characterized as debt unless otherwise stated in the prospectus supplement.

 . The trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

  Grantor Trusts

   If the prospectus supplement specifies that the related trust will be treated as a grantor trust, it is the opinion of Brown & Wood LLP, as federal tax counsel to the trust, that for federal income tax purposes:

 . The trust will be characterized as a grantor trust and not as an association, or publicly traded partnership, taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

 . Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust. Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.

   For additional information concerning the application of federal and state tax laws to the securities, see "Material Federal Income Tax Consequences".

ERISA Considerations

  Notes

   Notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

  Grantor Trust Certificates

   Certificates issued by a grantor trust that are rated BBB- (or its equivalent) or better will generally be eligible for purchase by or with plan assets of employee benefit and other plans.

  Other Certificates

   Certificates issued by a grantor trust that are not rated BBB- (or its equivalent) or better and certificates issued by owner trusts generally will not be eligible for purchase by or with plan assets of employee benefit and other plans.

   If you are an employee benefit or other plan, you should review the matters discussed under "ERISA Considerations" before investing in the securities.

                                  Risk Factors

   You should consider the following risk factors in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty        There may be no secondary market for the
selling your securities or     securities. Underwriters may participate in
obtaining your desired price   making a secondary market in the securities,
                               but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

Interests of other persons     Financing statements under the Uniform
in the receivables could       Commercial Code will be filed reflecting the
reduce the funds available     sale of the receivables by the seller to the
to make payments on your       depositor and by the depositor to the trust.
securities                     Unless otherwise provided in the related
                               prospectus supplement, the seller will mark its computer systems, and each of the seller and the depositor will mark its accounting records, to reflect its sale of the receivables.
                               However, unless otherwise provided in the related prospectus supplement, the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the trust. Additionally, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest, some or all of the collections on that receivable may not be available to make payment on your securities.

                               Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

                               The trust's security interest in the financed vehicles could be impaired for one or more of the following reasons:

                               . the seller or the depositor might fail to
                                 perfect its security interest in a financed vehicle;

                               . another person may acquire an interest in a
                                 financed vehicle that is superior to the trust's security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

                               . the trust may not have a security interest in
                                 the financed vehicles in certain states
                                 because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

                               . holders of some types of liens, such as tax
                                 liens or mechanics' liens, may have priority over the trust's security interest; and

                               . the trust may lose its security interest in
                                 vehicles confiscated by the government.

                               The seller will be obligated to repurchase from the trust any receivable sold to the trust as to which a perfected security interest in the name of the related seller in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the trust. However, the seller will not be required to repurchase a receivable if a perfected security interest in the name of the seller in the vehicle securing a receivable has not been perfected in the trust or if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust. If a trust does not have a perfected security interest in a vehicle, its ability to realize on the vehicle in the event of a default may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your securities.

Consumer protection laws may   Federal and state consumer protection laws
reduce payments on your        impose requirements upon creditors in
securities                     connection with extensions of credit and
                               collections on retail installment loans. Some of these laws make an assignee of the loan, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

                               The securities represent interests solely in a
Only the assets of the trust   trust or indebtedness of a trust and will not
are available to pay your      be insured or guaranteed by the depositor, the
securities                     seller or any of their respective affiliates,
                               or, unless otherwise specified in the
                               prospectus supplement, any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

Amounts on deposit in any      The amount required to be on deposit in any
reserve fund will be limited   reserve fund will be limited. If the amounts in
and subject to depletion       the reserve fund are depleted as amounts are
                               paid out to cover shortfalls in distributions of principal and interest on the securities, the trust will depend solely on collections on the receivables and any other credit or cash flow enhancement to make payments on your securities. In addition, the minimum required balance in a reserve fund may decrease as the outstanding balance of the receivables decreases.

Any credit support provided    Credit support for the securities may be
by financial instruments may   provided through the use of financial
be insufficient to protect     instruments like swaps, interest rate caps,
you against losses             other interest rate protection agreements,
                               letters of credit, credit or liquidity
                               facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, repurchase agreements, yield supplement agreements or other agreements with respect to third party payments. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities. The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to certain classes of securities, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a   Under certain circumstances described in this
liquidation of the             prospectus and in the related prospectus
receivables if the proceeds    supplement, the receivables of a trust may be
of the liquidation are less    sold after the occurrence of an event of
than the amounts due on the    default. The related securityholders will
outstanding securities         suffer losses if the trust sells the
                               receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain       To the extent specified in the related
securities may reduce          prospectus supplement, the rights of the
payments to those securities   holders of any class of securities to receive
                               payments of interest and principal may be subordinated to one or more other classes of securities. Subordination may take the following forms:

                               . interest payments on any date on which
                                 interest is due may first be allocated to the more senior classes;

                               . principal payments on the subordinated
                                 classes might not begin until principal of the more senior classes is repaid in full;

                               . principal payments on the more senior classes
                                 may be made on a distribution date before interest payments on the subordinated classes are made; and

                               . if the trustee sells the receivables, the net
                                 proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                               The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the             You may not be able to reinvest the principal
receivables may adversely      repaid to you at a rate of return that is equal
affect the average life of     to or greater than the rate of return on your
and rate of return on your     securities. Faster than expected prepayments on
securities                     the receivables may cause the trust to make
                               payments on its securities earlier than
                               expected.

                               We cannot predict the effect of prepayments on the average life of your securities.

                               All receivables, by their terms, may be prepaid at any time. Prepayments include:

                               . prepayments in whole or in part by the
                                 obligor;

                               . liquidations due to default;

                               . partial payments with proceeds from physical
                                 damage, credit life and disability insurance policies;

                               . required purchases of receivables by the
                                 servicer or repurchases of receivables by the seller for specified breaches of their representations or covenants; and

                               . an optional repurchase of a trust's
                                 receivables by the servicer when their
                                 aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.

                               A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

                               As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

                               For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations" in the related prospectus supplement and in this prospectus.

You may suffer a loss on       Unless otherwise specified in the related
your securities because the    prospectus supplement, each servicer which
servicer may commingle         satisfies certain requirements will be
collections on the             permitted to hold with its own funds (1)
receivables with its own       collections it receives from obligors on the
funds                          receivables and (2) the purchase price of
                               receivables required to be repurchased from the trust until the day prior to the date on which the related distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

                               For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements-- Collections".

The senior class of            Generally, the holders of a majority of a
securities controls removal    trust's senior class of securities, or the
of the servicer upon a         applicable trustee acting on their behalf, can
default on its servicing       remove the related servicer if the servicer--
obligations

                               . does not deliver to the applicable trustee
                                 the available funds for application to a required payment after a grace period after notice or discovery;

                               . defaults on a servicing obligation which
                                 materially and adversely affects the trust after a grace period after notice; or

                               . initiates or becomes the subject of certain
                                 insolvency proceedings.

                               Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

                               See "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

Geographic concentration of    Adverse economic conditions or other factors
a trust's receivables may      particularly affecting any state or region
adversely affect your          where there is a high concentration of a
securities                     trust's receivables could adversely affect the
                               securities of that trust. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities. The location of a trust's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the securities      At the initial issuance of the securities of a
                               trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its value.

   Capitalized terms used in this prospectus are defined in the Glossary on page 88.

                                   The Trusts

   The depositor will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

   The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

The Receivables

   The property of each trust will consist of a pool of motor vehicle installment loans secured by security interests in Financed Vehicles consisting of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles financed by those contracts, and the receivables with respect thereto and all payments due thereunder on and after the applicable Cutoff Date set forth in the related prospectus supplement in the case of Precomputed Receivables, and, except as otherwise set forth in the related prospectus supplement, all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The receivables were or will be originated, either via direct channels or indirectly by dealers or lenders, purchased by the related seller, directly or indirectly, pursuant to agreements with dealers or lenders and sold to the depositor. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the Closing Date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust. To the extent provided in the prospectus supplement, the seller will convey additional receivables known as Subsequent Receivables to the trust as frequently as daily during the Funding Period specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other trust, will not exceed the period of one year from and after the Closing Date.

   The property of each trust will also include:

  . security interests in the Financed Vehicles;

  . the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

  . the seller's and depositor's rights to certain documents and instruments relating to the receivables;

  . amounts as from time to time may be held in one or more accounts maintained for the trust;

  . any credit or cash flow enhancement specified in the prospectus supplement;

  . certain payments and proceeds with respect to the receivables held by the servicer;

  . certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

  . any and all proceeds of the above items.

   If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

   In the alternative, the property of each trust may consist of a pool of notes secured by receivables and the related Financed Vehicles and all proceeds generated by the receivables and Financed Vehicles. If the property of a trust includes secured notes, we will provide more specific information about the origination and servicing of the secured notes and the consequences of including secured notes in a trust in the related prospectus supplement.

The Seller and the Servicer

   Certain information concerning the related seller's experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

   A servicer specified in the related prospectus supplement will service the receivables held by each trust and will receive fees for its services. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for each trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each trust. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

The Trustees

   The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

  . the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture, or

  . the trustee becomes insolvent.

   In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

   You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                             The Receivables Pools

The Receivables

   Criteria for Selecting the Receivables. The receivables to be held by each trust have been or will be originated, either via direct channels or indirectly by a dealer or lender and purchased by a seller under an agreement between the related seller and the dealer or lender, as applicable. Each seller with respect to a series of securities will be identified in the related prospectus supplement. Receivables of a seller will be transferred to the depositor under a receivables purchase agreement for sale by the depositor to the applicable trust.

   Subsequent Receivables may be originated, either via direct channels or indirectly by dealers or lenders at a later date using credit criteria different from those which were applied to the receivables transferred to a trust on the applicable Closing Date and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable trust, the characteristics of the entire pool of receivables included in the trust may vary significantly from those of the receivables transferred to the trust on the Closing Date.

   If so specified in the related prospectus supplement, the receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Loans made to borrowers of these types are commonly referred to as "sub-prime" or "non-prime" loans.

   The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

   The receivables to be held by each trust will be purchased by the depositor from a seller in accordance with several criteria, including that each receivable:

  . is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement,

  . was originated in the United States,

  . has a fixed or variable interest rate,

  . provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement and

  . satisfies the other criteria, if any, set forth in the prospectus supplement.

   No selection procedures believed by the related seller to be adverse to the holders of securities of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

   Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date--

  . the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

  . the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

   Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

  . the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

  . the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

   In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

   Precomputed Receivables. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78's Receivables that allocate payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "rule of 78's". A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "rule of 78's".

   If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

   Balloon Payment Receivables. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. The final Balloon Payment is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

  . in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions and

  . in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the Financed Vehicle, including charges for excess wear and tear and excess mileage on the Financed Vehicle.

   Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

  . paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the receivable and the application of day counting conventions,

  . refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions or

  . selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

   If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

   If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

   We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

  . the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

  . the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

  . the aggregate principal balance of all of the related receivables;

  . the average principal balance of the related receivables and the range of principal balances;

  . the number of receivables in the receivables pool;

  . the geographic distribution of receivables in the receivables pool;

  . the average original amount financed and the range of original amounts financed;

  . the weighted average contract rate of interest and the range of such rates;

  . the weighted average original term and the range of original terms;

  . the weighted average remaining term and the range of remaining terms;

  . the scheduled weighted average life; and

  . the distribution by stated contract rate of interest.

                     Maturity and Prepayment Considerations

   The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

  . Prepayments by obligors, who may repay at any time without penalty.

  . The seller may be required to repurchase a receivable sold to the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

  . The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the securities specified in the prospectus supplement.

  . Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

  . Liquidations of the receivables due to default.

  . Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

   In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

   The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

   The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                      Pool Factors and Trading Information

   The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

Notes

   Calculation of the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the class of notes.

   Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of--

  . the original denomination of your note and

  . the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

   Calculation of the Factor For Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of certificates indicating the remaining outstanding balance of that class of certificates, as of the applicable Distribution Date. The factor will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial outstanding balance of the class of certificates.

   Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of that class of certificates is the product of--

  . the original denomination of your certificate and

  . the factor relating to your class of certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

   The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in--

  . the outstanding principal amount of the applicable class of notes or

  . the outstanding balance of the applicable class of certificates.

   These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

Additional Information

   The noteholders and the certificateholders, as applicable, will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding the Distribution Date, payments received on the receivables, the outstanding balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information, and (ii) with respect to the second Collection Period preceding the Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of those amounts with information provided by the servicer prior to such current Distribution Date. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                Use of Proceeds

   Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

  . to the purchase of the receivables from the depositor;

  . if the trust has a pre-funding account, to make the deposit into that account;

  . if the trust has a yield supplement account, to make the deposit into that account;

  . if the trust has a reserve fund, to make the initial deposit into that account; and

  . for any other purposes specified in the prospectus supplement.

   The depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay for certain expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue certain classes of securities to the seller in partial payment for the receivables.

                                  The Company

   Pooled Auto Securities Shelf LLC, or the Company, was formed in the State of Delaware on April 14, 2000 as a limited liability company. The sole equity member of the Company is First Union Pass Co., Inc. The Company maintains its principal office at One First Union Center, Charlotte, North Carolina 28288. Its telephone number is (704) 374-8437.

   The depositor with respect to each series of securities will be the Company. The Company anticipates that, as depositor, it will acquire receivables to be included in each trust from sellers in the open market or in privately negotiated transactions. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any trust.

   The Company does not have, is not required to have, and is not expected in the future to have, any significant assets. None of the Company, the related seller or any of their respective affiliates will insure or guarantee the receivables or the securities of any series.

                              Principal Documents

   In general, the operations of a trust will be governed by the following documents:

   If the trust issues notes:

           Document                       Parties                  Primary Purposes
 ----------------------------  ----------------------------  ----------------------------
 Trust agreement               Trustee and the depositor     Creates the trust

                                                             Provides for issuance of
                                                             certificates and payments to
                                                             certificateholders

                                                             Establishes rights and
                                                             duties of trustee

                                                             Establishes rights of
                                                             certificateholders

 Indenture                     Trust, as issuer of the       Provides for issuance of the
                               notes, and indenture trustee  notes, the terms of the
                                                             notes and payments to
                                                             noteholders

                                                             Establishes rights and
                                                             duties of indenture trustee

                                                             Establishes rights of
                                                             noteholders

 Sale and servicing agreement  The seller, the servicer and  Effects sale of receivables
                               a trust as purchaser          to the trust

                                                             Contains representations and
                                                             warranties of seller
                                                             concerning the receivables

                                                             Contains servicing
                                                             obligations of servicer

                                                             Provides for compensation to
                                                             servicer

                                                             Directs how cash flow will
                                                             be applied to expenses of
                                                             the trust and payments on
                                                             its securities

   If the trust is a grantor trust:

          Document                       Parties                  Primary Purposes
----------------------------  ----------------------------  ----------------------------
Pooling and servicing         Trustee, the seller and the   Creates the trust
agreement                     servicer

                                                            Effects sale of receivables
                                                            to the trust

                                                            Contains representations and
                                                            warranties of seller
                                                            concerning the receivables

                                                            Contains servicing
                                                            obligations of servicer

                                                            Provides for compensation to
                                                            servicer

                                                            Provides for issuance of
                                                            certificates and payments to
                                                            certificateholders

                                                            Directs how cash flow will
                                                            be applied to expenses of
                                                            the trust and payments to
                                                            certificateholders

                                                            Establishes rights and
                                                            duties of trustee

                                                            Establishes rights of
                                                            certificateholders

   The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

   A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                  Certain Information Regarding the Securities

General

   The prospectus supplement will describe

  . the timing, amount and priority of payments of principal and interest on each class of the securities,

  . their interest rates or the formula for determining their interest rates,

  .  the method of determining the amount of their principal payments,

  . the priority of the application of the trust's available funds to its expenses and payments on its securities and

  . the allocation of losses on the receivables among the classes of securities.

   The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

  . principal payments with disproportionate, nominal or no interest payments or

  . interest payments with disproportionate, nominal or no principal payments or

  .  residual cash flow remaining after all other classes have been paid.

   Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

   Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled Distribution Dates.

Fixed Rate Securities

   Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

   Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or
(ii) as otherwise specified in the related prospectus supplement.

   The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

   A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

  . a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law and

  . a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

   Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

   The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class.

   If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto.

   Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

   The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

   You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

   Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

   Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

   Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

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

   Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

   The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward

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

the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

   DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

   Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

   The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

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

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

   The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

   With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default under the indenture or an Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

   Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as Definitive Securities to the securityholders.

   Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

   Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

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

Reports to Securityholders

   On or prior to each Distribution Date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on such Distribution Date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the Distribution Date or the period since the previous Distribution Date, as applicable:

  (1) the amount of the distribution allocable to principal of each class of securities;

  (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

  (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

  (4) the outstanding aggregate balance of the receivables in the trust as of the close of business on the last day of the preceding Collection Period, exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of the preceding Collection Period;

  (5)   any credit enhancement amount;

  (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause (1) above on that date;

  (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

  (8) the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

  (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

  (10) previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

  (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in that Collection Period;

  (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

  (13)  the amount of advances to be remitted by the servicer on that date;

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

  (14) for each Distribution Date during any Funding Period, the amount remaining in the pre-funding account;

  (15) for the first Distribution Date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

  (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

   Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

   Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns.

   See "Material Federal Income Tax Consequences".

                                 The Indenture

   With respect to each trust that issues notes, one or more classes of notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

   Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

  . a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

  . a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

  . a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

  . any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

  . certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

  . other events, if any, set forth in the indenture or related prospectus supplement.

   The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

   The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Distribution Date for a class of notes.

   Rights upon Event of Default. If an event of default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

  . the trust has paid or deposited with the indenture trustee enough money to pay:

   . all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred and

   . all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and

   . all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

   If an event of default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

   . the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates,

   . the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale or

   . there has been an event of default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class.

   In addition, if the event of default relates to a default by a trust in observing or performing any covenant or agreement, other than an event of default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

   Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

   No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

  . the holder previously has given to the applicable indenture trustee written notice of a continuing event of default;

  . the holders of not less than 25% in principal amount of the Controlling Class have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

  . the holder or holders have offered such indenture trustee reasonable indemnity;

  . the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

  . no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

   Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

   Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

   Each trust will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

  . Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

   . the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

   . the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

   . no event that is, or with notice or lapse of time or both would become, an event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation,

   . the trust has been advised that the rating of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation,

   . the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

   . any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken and

   . the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

  .  Other negative covenants. Each trust will not, among other things--

   . except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of its assets,

   . claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property,

   .  dissolve or liquidate in whole or in part,

   . permit the lien of the related indenture to be subordinated or otherwise impaired,

   . permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby or

   . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

   No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

   List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

   Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

   Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

   Modification of Indenture. Any trust, together with the related indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

   The trust and the applicable indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

  . the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

  . the action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

  . an opinion of counsel as to certain tax matters is delivered.

   Without the consent of the holder of each outstanding note affected thereby, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

  . change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

  . impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

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

  . reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in the indenture;

  . modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

  . reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an event of default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the trust;

  . decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend such indenture or any of the other related agreements;

  . affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

  . affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

  . permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

The Indenture Trustee

   The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust will be obligated to appoint a successor trustee. The administrator of a trust will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In

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

any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

        Description of the Receivables Transfer and Servicing Agreements

   The following summary describes certain material provisions of the documents under which the depositor will purchase the receivables from a seller, a trust will purchase the receivables from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes certain material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

   When the trust issues securities, the seller will transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related Financed Vehicles, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

   Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

   Representations and Warranties. In each receivables purchase agreement, the related seller will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date--

  . each receivable (a) has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and

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

   remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

  . each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

  . each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

  . immediately prior to the sale and assignment thereof to the trust, each receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and by the depositor to the trust;

  . as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

  . as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

  . except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the Cutoff Date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

  . each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

  . any other representations and warranties that may be set forth in the related prospectus supplement.

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

   Seller must repurchase receivables relating to a breach of representation or warranty. As of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will repurchase that receivable from the trust at a price generally equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the date of purchase at the respective contract rate of interest. Alternatively, if so specified in the related prospectus supplement, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

   Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Material Legal Issues Relating to the Receivables-- Security Interests in the Financed Vehicles".

Accounts

   In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with such indenture trustee a note payment account, which may be a subaccount of the collection account, in the name of such indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment

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

to such noteholders will be deposited and from which all distributions to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to certificateholders will be made.

   Any other accounts to be established with respect to securities of a trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

   For any securities of a trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

   The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

   The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the contract

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

rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

   With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable Distribution Date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

   Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable, and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, to the extent set forth in the related prospectus supplement such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

   Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

Advances

   Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

   Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable Distribution Date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the then current Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

   Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each Distribution Date following the Distribution Date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

   The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related Distribution Date.

Servicing Compensation and Expenses

   Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount

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

equal to a specified percentage per annum of the outstanding balance of the related pool of receivables as of the first day of the Collection Period. The servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable Distribution Date.

   The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables.

Distributions

   With respect to securities of each trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

   Allocation of Collections on Receivables. Except as set forth in the related prospectus supplement, distributions of principal on the securities of a trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On the business day before each Distribution Date (or another date as described in the related prospectus supplement), the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related Distribution Date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

   Any form of credit enhancement may be limited and may only apply to certain classes of securities. The amounts and types of credit and cash flow enhancement arrangements and

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

the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

   The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and (2) decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

   Seller may replace credit or cash flow enhancement with rating confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

   Reserve fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust, the depositor or the seller on the Closing Date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each Distribution Date thereafter up to the specified reserve balance by the deposit of the amount of certain excess interest collections in respect of the receivables collected during the related Collection Period remaining after securityholders have been paid amounts owed to them and after the servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

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

Statements to Trustees and Trusts

   Prior to each Distribution Date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities-- Reports to Securityholders".

Evidence as to Compliance

   Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months (or, in the case of the first certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable receivables.

   Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each default.

   Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

   Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except (i) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however will remain responsible and liable for its duties under those agreements as if it had made no delegations.

   Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing

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

agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. The agreement will further provide that the servicer, and its directors, officers, employees and agents, are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a Distribution Date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In that event, the servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

   Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Events of Servicing Termination

   Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

  . any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

  . any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale

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

   and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class, or, if no notes are outstanding, 25% by aggregate Certificate Balance of the certificates;

  . the occurrence of certain Insolvency Events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

  . any other events set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

   As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

   If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than the appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

Waiver of Past Events of Servicing Termination

   The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.


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

Amendment

   The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that the action will not materially and adversely affect the interest of the noteholder or certificateholder as evidenced by either (1) an opinion of counsel to that effect or (2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by the Rating Agency, together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the Certificate Balance, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

Payment of Notes

   The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

Termination

   With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

   In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other

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circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

   If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a Distribution Date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the Cutoff Date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

   As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

List of Certificateholders

   With respect to the certificates of any trust, three or more holders of the certificates of the trust or one or more holders of the certificates evidencing not less than 25% of the Certificate Balance of the certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing areement or under the certificates.

Administration Agreement

   If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.


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               Material Legal Issues Relating to the Receivables

General

   The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interest of the trust.

Security Interests in the Financed Vehicles

   Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

   Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

   Each receivables purchase agreement will provide that the seller will assign to the depositor its interests in the Financed Vehicles securing the receivables assigned by that seller to the depositor. With respect to each trust, the related sale and servicing agreement or pooling and servicing agreement will provide that the depositor will assign its interests in the Financed Vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the trust as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related

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

certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the Financed Vehicles and the transfer to the trust of the depositor's security interest in the Financed Vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the trustee in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable.

   In most states, assignments like those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the trust. Except in that event, however, in the absence of fraud, forgery or administrative error, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of, and holders of these Financed Vehicles. The failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

   Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the

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

secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

   Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in the vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under the representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event a lien or confiscation arises and any lien or confiscation arising after the Closing Date would not give rise to the seller's repurchase obligation.

Enforcement of Security Interests in Vehicles

   The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and

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

place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

   The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

   Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

   The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

Consumer Protection Laws

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These

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

laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

   The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

   Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

   If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

   Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

   In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

   Under each receivables purchase agreement, the related seller will warrant to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each

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receivable complies with all requirements of law in all material respects.
Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

Other Matters

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    Material Federal Income Tax Consequences

   The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

   The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Brown & Wood LLP, as federal tax counsel to each trust, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

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   Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that:

    (a) Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

        (1) the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes and

        (2) the trust will not be considered to be an association or a publicly traded partnership taxable as a corporation.

    (b) If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

        (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association or publicly traded partnership taxable as a corporation and

        (2) a holder of the related securities will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets included in the trust.

    (c) Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.

   Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts for Which a Partnership Election is Made

   Tax Characterization of the Trust as a Partnership

   In the opinion of Brown & Wood LLP, as federal tax counsel to each trust, a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

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   Tax Consequences to Holders of the Notes

   Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

   Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the original issue discount regulations relating to original issue discount, and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

   A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

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

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

   Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8 BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8 BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the Foreign Person provides a properly executed IRS Form W-8 BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or an IRS Form W-8 ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an

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

individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

   Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of Brown & Wood LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Brown & Wood LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

  Tax Consequences to Holders of the Certificates

   Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

   A Variety of Alternative Characterizations are Possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. That characterization would not result in materially adverse

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tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "Tax Consequences to Holder of the Notes" above. The following discussion assumes that the certificates represent equity interests in a partnership.

   Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

   Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

   The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

  (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through or certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

  (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (iii) prepayment premium payable to the certificateholders for that month;
        and

  (iv) any other amounts of income payable to the certificateholders for that month.

   That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate

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

plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Allocations Between Transferors and Transferees".

   All of the taxable income allocated to a certificateholder that is a pension, profit sharing or Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.

   An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

   The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

   If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new

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

partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

   The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754

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of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

   Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

   The depositor will be designated as the tax matters partner in the related trust agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

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

   Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN, Internal Revenue Code Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

   Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

  Tax Characterization of the Trust

   In the opinion of Brown & Wood LLP, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not

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

be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

   Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.

   If, contrary to the opinion of Brown & Wood LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Brown & Wood LLP, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.

Trusts Treated as Grantor Trusts

  Tax Characterization of the Trust as a Grantor Trust

   If a partnership election is not made, Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Internal Revenue Code. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, Grantor Trust Certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

   Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata

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undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Internal Revenue Code discussed below.

   Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of the Grantor Trust Certificate's stated redemption price over

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

its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Grantor Trust Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Brown & Wood LLP is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and that income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis original issue discount.

   Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of original issue discount, the special rules of the Internal Revenue Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions," as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final Distribution Date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue Code, and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than "qualified stated interest", made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method,

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

provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.

   With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a de minimis discount consult their tax advisors with respect to the proper method to accrue the original issue discount.

   Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

   The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and
(2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount

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

of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   On December 30, 1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

   Election to Treat All Interest as Original Issue Discount. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See "Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

   Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

   Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

   Non-United States Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to
(i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original

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

issue discount recognized by the owner on the sale or exchange of a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, these payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

   Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                         Certain State Tax Consequences

   The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders and certificateholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                   * * * * *

   The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA Considerations

   Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual

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

retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified person" under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities-- for example:

  . Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an "in-house asset manager";

  . Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

  . Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

  . Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

  . Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

   There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust were considered to include plan assets.

   ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

   Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either

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

that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either
(a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the trust.

   As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

  . a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or

  . an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

   Transfer of certificates which would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an

"insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of Prohibited Transaction Class Exemption 95-60.

   Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

  . has investment or administrative discretion with respect to that Plan's assets;

  . has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan's assets for a fee and pursuant to an agreement or understanding that the advice

    --will serve as a primary basis for investment decisions with respect to that Plan's assets and

    --will be based on the particular investment needs for that Plan; or

  . is an employer maintaining or contributing to that Plan.

   Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, a governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

   A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates
   Unless otherwise specified in the related prospectus supplement, the following discussion applies only to securities that are rated BBB- (or its equivalent) or better.

   The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through issuers, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that the conditions, highlighted below, are met.

   Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

      (1) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured motor vehicle installment loans (a "Designated Transaction");

      (3) the certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) of an Exemption Rating Agency;

      (4) the trustee is not an affiliate of any other member of the Restricted Group;

      (5) the sum of all payments made to the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

      (7) for certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the seller.

   The Exemption, as amended, provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer during the Pre-Funding Period, instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

      (1) The Pre-Funding Limit must not exceed 25%.

      (2) The Additional Obligations must meet the same terms and conditions for eligibility as the original Obligations used to create the issuer, which terms and conditions have been approved by an Exemption Rating Agency.

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

       (3) The transfer of the Additional Obligations to the issuer during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

       (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations held by the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the issuer on the Closing Date.

       (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to those of the original Obligations which were transferred to the issuer:

            (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor or

            (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement or trust agreement; in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the issuer as of the Closing Date.

       (6) The Pre-Funding Period must end no later than 90 days or three months after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or trust agreement or an Event of Default occurs.

       (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain investments permitted under the Exemption.

       (8)  The related prospectus or prospectus supplement must describe:

            (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

            (b) the duration of the Pre-Funding Period;

            (c) the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

            (d) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

       (9) The related pooling and servicing agreement or trust agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

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

   The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

       (1) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the issuer's securities in the aggregate are acquired by persons independent of the Restricted Group,

       (2) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust,

       (3) the Plan's investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition, and

       (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This exemptive relief does not apply to Plans sponsored by a member of the Restricted Group.

   The rating of a security may change. If the rating of a security declines below BBB- or Baa3, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the Exemption to dispose of it).

   The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If the issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.

   Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

   The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor published general account regulations on January 5, 2000 providing guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as "plan assets" assets in an insurance company's general account that support insurance policies issued to Plans after December 31, 1998. Section 401(c) and the general account regulations also provide that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

                              Plan of Distribution

   The securities of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods. The related prospectus supplement will provide specified details as to the method of distribution for the offering.

Sales Through Underwriters

   If specified in the related prospectus supplement, on the terms and conditions set forth in an underwriting agreement with respect to the securities of a given series, the depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and certificates of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

   Each prospectus supplement will either--

  . set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates or

  . specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

   After the initial public offering of the notes and certificates, the public offering prices and the concessions may be changed.

   Each underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

   Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the depositor.

   Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that trust, some of which may not be registered or may not be publicly offered.

   The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

   The underwriters may make a limited market in the securities, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

Other Placements of Securities

   To the extent set forth in the related prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

   The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities.

   Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 Legal Opinions

   Certain legal matters relating to the securities of any series have been passed upon for the depositor by Brown & Wood LLP, San Francisco, California. Certain legal matters relating to each trust that is a Delaware business trust have been passed upon for the depositor by Richards, Layton & Finger, Wilmington, Delaware. Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters of each series.

                               Glossary of Terms

   Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

   "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

   "Additional Obligations" means all Obligations transferred to the trust after the Closing Date.

   "Administrator" means the entity specified in the prospectus supplement as the administrator of the trust under an administration agreement.

   "Advances" means both Precomputed Advances and Simple Interest Advances.

   "Amortizable Bond Premium Regulations" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

   "Balloon Payment" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

   "Balloon Payment Receivable" means a receivable that provides for the amortization of the entire amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

   "Benefit Plan Investor" means any:

    . "employee benefit plans" (as defined in Section 3(3) of ERISA), including without limitation governmental plans, foreign pension plans and church plans;

    . "plans" described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans; or

    . entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

   "Book-Entry Securities" means the notes and certificates that are held in the United States through DTC and in Europe through Clearstream or Euroclear.

   "Certificate Balance" means with respect to each class of certificates and as the context so requires, with respect to (i) all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or
(ii) any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

   "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

   "Clearstream Customer" means a participating organization of Clearstream.

   "Closing Date" means that date specified in the prospectus supplement on which the trust issues its securities.

   "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

   "Company" means Pooled Auto Securities Shelf LLC.

   "Controlling Class" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

   "Cutoff Date" means the "Cutoff Date" specified in the applicable prospectus supplement.

   "Defaulted Receivable" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

   "Definitive Certificates" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

   "Definitive Notes" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

   "Definitive Securities" means collectively, the Definitive Notes and the Definitive Certificates.

   "Depository" means DTC and any successor depository selected by the trust.

   "Distribution Date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

   "Eligible Deposit Account" means either--

    .  a segregated account with an Eligible Institution; or

    . a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

   "Eligible Institution" means--

    . the corporate trust department of the indenture trustee or the related trustee, as applicable; or

    . a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

   "Events of Default" under the related indenture will consist of the events specified under "Description of the Notes--The Indenture" in this prospectus.

   "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in this prospectus.

   "Exchange Act" means the Securities Exchange Act of 1940, as amended.

   "Exemption" means the exemption granted to the lead underwriter named in the prospectus supplement by the Department of Labor and described under "ERISA Considerations".

   "Exemption Rating Agency" means Standard & Poor's Rating Services, Moody's Investor Services, Inc. and Fitch, Inc.

   "Financed Vehicle" means a new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or commercial vehicle financed by a receivable.

   "Foreign Person" means a nonresident alien, foreign corporation or other non-United States Person.

   "Funding Period" means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which sale may occur as frequently as daily.

   "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

   "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

   "Insolvency Event" means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

   "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

   "IRS" means the Internal Revenue Service.

   "New Regulations" means the regulations recently issued by the Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.

   "Obligations" means, with respect to the Exemption, loans or other secured receivables.

   "Permitted Investments" means:

    . direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

    . demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

    . commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

    . investments in money market funds having the highest rating from each Rating Agency;

    . repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

    .  any other investment acceptable to each Rating Agency.

   Permitted Investments are generally limited to obligations or securities which mature on or before the Distribution Date in the Collection Period succeeding the Collection Period in which the investment is made.

   "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

   "Plans" means, collectively, employee benefit and other plans subject to ERISA, Section 4975 of the Code or Similar Law.

   "Precomputed Advance" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

   "Precomputed Receivables" means either an actuarial receivable or a rule of 78's receivables.

   "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

   "Pre-Funding Period" means, with respect to the Exemption, a 90 day or three month period following the Closing Date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

   "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued on the receivable to the date of purchase at the contract rate of interest borne by such receivable.

   "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller or the depositor, a rating on the securities issued by the applicable trust.

   "Receivables Transfer and Servicing Agreements" means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will agree to service such receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

   "Record Date" means the business day immediately preceding the Distribution Date or, if Definitive Securities are issued, the last day of the preceding calendar month.

   "Restricted Group" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any insurer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

   "Rule of 78's Receivable" means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

   "SEC" means the Securities and Exchange Commission.

   "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with original issue discount.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

   "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Internal Revenue Code.

   "Simple Interest Advance" means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that such Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period.

   "Simple Interest Receivable" means a receivables that provides for the amortization of the amount financed under such receivable over a series of fixed level payment monthly installments.

   "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the Closing Date.

   "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

   "United States Person" generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                         CarMax Auto Owner Trust 2001-1

                         CarMax Auto Superstores, Inc.
                              Seller and Servicer

                        Pooled Auto Securities Shelf LLC
                                   Depositor

                                  $655,418,000

           $152,254,000                  5.60800% Class A-1 Asset Backed Notes
           $196,625,000                  5.390% Class A-2 Asset Backed Notes
           $178,929,000                  5.490% Class A-3 Asset Backed Notes
           $114,502,000                  5.700% Class A-4 Asset Backed Notes
            $13,108,000                  5.830% Asset Backed Certificates

                         ----------------------------
                             PROSPECTUS SUPPLEMENT

                         ----------------------------

   You should rely only on the information contained or incorporated by reference in this prospectus supplement. Pooled Auto Securities Shelf LLC has not authorized anyone to provide you with additional or different information. Pooled Auto Securities Shelf LLC is not offering the notes or the certificates in any state in which the offer is not permitted.

   Dealers will deliver a prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes and the certificates will deliver a prospectus until April 18, 2001.

                           Underwriters of the Notes

First Union Securities, Inc.

                         Banc of America Securities LLC

                                                      Morgan Stanley Dean Witter

                        Underwriter of the Certificates

                          First Union Securities, Inc.

                                January 18, 2001